UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X] Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-12
ADCARE HEALTH SYSTEMS, INC.
---------------------------------------------------------------------------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------------------------------------------------------------------------------
(5) Total fee paid:

-----------------------------------------------------------------------------------------------------------------------------------------
[_]    Fee paid previously with preliminary materials.

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
-----------------------------------------------------------------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
-----------------------------------------------------------------------------------------------------------------------------------------
(3) Filing Party:
-----------------------------------------------------------------------------------------------------------------------------------------
(4) Date Filed:
-----------------------------------------------------------------------------------------------------------------------------------------

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076
[•], 2015
Dear AdCare Shareholders:
It is my pleasure to invite you to attend this year’s Annual Meeting of Shareholders, which will be held on Thursday, December 10, 2015, at our corporate office located at 1145 Hembree Road, Roswell, Georgia, at 10:00 a.m., local time. We look forward to personally seeing as many of our shareholders as possible.
The Notice of 2015 Annual Meeting of Shareholders and the accompanying proxy statement provide information concerning matters to be considered and voted on at the Annual Meeting. At the Annual Meeting, we also will report on our business and other matters of current interest to our shareholders and respond to appropriate questions.
I understand that most of our shareholders are unable to attend the Annual Meeting in person. However, it is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by phone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope.
Thank you for your continued interest in AdCare.

Sincerely,
William McBride, III
Chairman of the Board and
Chief Executive Officer

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 10, 2015

DATE AND TIME	Thursday, December 10, 2015, at 10:00 a.m. local time
PLACE	Our corporate office located at 1145 Hembree Road, Roswell, Georgia
ITEMS OF BUSINESS
•    To elect the five director nominees named in the accompanying proxy statement to serve the terms described therein (Proposal 1);
•    To amend our Articles of Incorporation and Bylaws to declassify the Board of Directors (Proposal 2);
•    To amend our Articles of Incorporation to impose ownership and transfer restrictions with respect to our stock (Proposal 3);
•    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal 4);
•    To approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3 (Proposal 5); and
•    To transact such other business as may properly come before the Annual Meeting and any adjournments and postponements thereof.

RECORD DATE
October 19, 2015. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote as described in the accompanying proxy statement at, the Annual Meeting and any adjournments or postponements thereof.

ANNUAL REPORT	Our Annual Report on Form 10-K for the year ended December 31, 2014, accompanies the proxy statement.
PROXY VOTING
Even if you plan to attend the Annual Meeting in person, please promptly vote in one of the following ways so that your shares may be represented and voted at the Annual Meeting:
1.    Call the toll-free telephone number shown on the enclosed proxy card;
2.    Vote via the Internet on the website shown on the enclosed proxy card; or
3.    Mark, sign, date and return the enclosed proxy card in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting to be Held on Thursday, December 10, 2015:  This notice, the accompanying proxy statement, the forms of proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, are available free of charge at www.cstproxy.com/adcarehealth/2015.

By Order of the Board of Directors,
Allan J. Rimland
Corporate Secretary
Roswell, Georgia
[•], 2015

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING..........................................................................	1

PROPOSAL 1: ELECTION OF DIRECTORS.............................................................................................................	8

PROPOSAL 2: AMENDMENTS TO OUR ARTICLES OF INCORPORATION AND BYLAWS TO DECLASSIFY THE BOARD.........................................................................................................	10

PROPOSAL 3: AMENDMENT TO OUR ARTICLES OF INCORPORATION TO IMPOSE OWNERSHIP AND TRANSFER RESTRICTIONS WITH RESPECT TO OUR STOCK............................................	12

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...........................................................................	19

PROPOSAL 5: ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE...............................................................................................................................	20

GOVERNANCE
Board Structure...................................................................................................................................................	21
Independence of Directors and Director Nominees............................................................................................	22
Director Nomination Process..............................................................................................................................	22
Board Diversity...................................................................................................................................................	23
Risk Oversight....................................................................................................................................................	23
Code of Ethics.....................................................................................................................................................	24
Communication With The Board and its Committees........................................................................................	24
Role of Compensation Consultant......................................................................................................................	24

BOARD OF DIRECTORS
Directors and Director Nominees.......................................................................................................................	25
Arrangements with Directors Regarding Election/Appointment........................................................................	26
Committees of the Board....................................................................................................................................	28
Director Attendance at Board, Committee and Annual Shareholder Meetings..................................................	29

DIRECTOR COMPENSATION
Director Compensation and Reimbursement Arrangements...............................................................................	30
Director Compensation Table.............................................................................................................................	30

EXECUTIVE COMPENSATION
Executive Officers...............................................................................................................................................	32
Executive Compensation Tables.........................................................................................................................	32
Employment Agreements With Current Officers................................................................................................	35
Employment and Separation Agreements With Former Officers.......................................................................	37
Stock Incentive Plan...........................................................................................................................................	38
Retirement Programs..........................................................................................................................................	39
Frequency of Say-On-Pay...................................................................................................................................	39

AUDIT COMMITTEE MATTERS
Audit Committee Report.....................................................................................................................................	40

i

Page
Fees and Services of Our Independent Registered Public Accounting Firm......................................................	41
Pre-Approval Policy............................................................................................................................................	41

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions..................................................................................................................................	41
Approval of Related Party Transactions.............................................................................................................	47

STOCK OWNERSHIP
Ownership of the Common Stock.......................................................................................................................	48
Section 16(a) Beneficial Ownership Reporting Compliance..............................................................................	50

ADDITIONAL INFORMATION
Other Business for Presentation at the Annual Meeting.....................................................................................	51
2014 Annual Report............................................................................................................................................	51
Shareholder Proposals for Inclusion in the 2016 Proxy Statement.....................................................................	51
Procedures for Business Matters and Director Nominations for Consideration at the 2016 Annual Meeting......................................................................................................	51

APPENDIX A: Amendment to Our Articles of Incorporation to Declassify the Board
APPENDIX B: Amendment to Our Bylaws to Declassify the Board
APPENDIX C: Amendment to Our Articles of Incorporation to Impose Ownership and Transfer Restrictions With Respect to Our Stock

ii

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

PRELIMINARY PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

AdCare Health Systems, Inc. is furnishing this proxy statement in connection with the solicitation by its Board of Directors (the “Board of Directors” or the “Board”) of proxies for our 2015 Annual Meeting of Shareholders and any adjournments and postponements thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Shareholders. The Annual Meeting will be held on Thursday, December 10, 2015, at our corporate office located at 1145 Hembree Road, Roswell, Georgia, at 10:00 a.m., local time. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals as described in this proxy statement.
Proxies are solicited by the Board to give all shareholders of record and entitled to vote at the Annual Meeting an opportunity to vote on the proposals to be presented at the Annual Meeting, even if they cannot attend the Annual Meeting in person. William McBride, III, our Chairman of the Board and Chief Executive Officer, and Allan J. Rimland, our President and Chief Financial Officer (hereafter, the “Proxy Holders”), will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies.
As permitted by the rules of the Securities and Exchange Commission (“SEC”), we have elected to send you this full set of proxy materials, including a proxy card, and additionally to notify you of the availability of these proxy materials on the Internet. The Notice of 2015 Annual Meeting of Shareholders, this proxy statement, the forms of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”) are available free of charge at www.cstproxy.com/adcarehealth/2015. We expect to mail this proxy statement and accompanying forms of proxy card to shareholders of record beginning on [•], 2015.
Unless the context otherwise requires, all references in this proxy statement to (i) “AdCare” refer to AdCare Health Systems, Inc.; and (ii) the “Company,” “we,” “us,” and “our” refer to AdCare and its consolidated subsidiaries.
Who is entitled to vote at the Annual Meeting?
You are entitled to vote if you were a holder of record of AdCare’s common stock (the “common stock”) or AdCare’s 10.875% Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Stock”) at the close of business on October 19, 2015 (the “record date”). Holders of record of the common stock are entitled to vote on all matters coming before the Annual Meeting. Holders of record of the Series A Preferred Stock are entitled to vote only on the proposals to: (i) amend our Articles of Incorporation to impose ownership and transfer restrictions with respect to our stock (Proposal 3); and (ii) adjourn or postpone the Annual Meeting, if necessary or appropriate, to solicit additional proxies (Proposal 5).
Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.
What proposals will require my vote?
Holders of the common stock are being asked to vote on the following proposals:

•	Election of the five director nominees named this proxy statement to serve the terms described herein (Proposal 1);

•	Amendments to our Articles of Incorporation and Bylaws to declassify the Board (Proposal 2);

•	Amendments to our Articles of Incorporation to impose ownership and transfer restrictions with respect to our stock (Proposal 3);

•	Ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal 4);

•
Approval of the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3 (Proposal 5); and

•	The transaction of any other business that may properly come before the Annual Meeting and all adjournments or postponements thereof.
Holders of the Series A Preferred Stock are being asked to vote on each of Proposals 3 and 5.
For all holders, your proxy will give the Proxy Holders the authority to vote on any other business on which you are entitled to vote and which properly comes before the Annual Meeting and all adjournments or postponements thereof.
How many votes am I entitled to for each share I hold?
Each share of common stock is entitled to one vote on each of the director nominees and one vote on each other matter presented at the Annual Meeting. Each share of Series A Preferred Stock is entitled to one vote on each of Proposals 3 and 5.
What constitutes a quorum for the Annual Meeting?
A quorum necessary to take action at the Annual Meeting on each of Proposals 1, 2 and 4 requires the presence at the Annual Meeting, either in person or represented by valid proxy, of at least a majority of the shares of common stock outstanding at the close of business on the record date.
A quorum necessary to take action at the Annual Meeting on Proposal 3 requires the presence at the Annual Meeting, either in person or represented by valid proxy, of at least: (i) a majority of the shares of common stock outstanding at the close of business on the record date; and (ii) a majority of the shares of Series A Preferred Stock outstanding at the close of business on the record date.

A quorum necessary to take action at the Annual Meeting on Proposal 5 requires the presence at the Annual Meeting, either in person or represented by valid proxy, of at least a majority of the shares of common stock and Series A Preferred Stock, as one group, outstanding at the close of business on the record date.
At the close of business on the record date, there were issued and outstanding [•] shares of common stock and [•] shares of Series A Preferred Stock. Shares represented by valid proxies received but marked as abstentions or as withholding voting authority, and shares represented by valid proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, then we may adjourn or postpone the Annual Meeting until a quorum is present. Any adjournment or postponement of the Annual Meeting may be made from time to time if by the affirmative vote of a majority of the voting shares represented at the Annual Meeting. Any adjournment or postponement of the Annual Meeting because of the absence of a quorum will be voted upon pursuant to the discretionary authority granted by the proxy card. The time and place of the adjourned or postponed Annual Meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days or the Board fixes a new record date for the adjourned or postponed Annual Meeting, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the Annual Meeting.
What vote is required to approve each proposal, and how will my vote be counted?

Proposal 1:	Election of the five director nominees named in this proxy statement for the terms described herein
The five director nominees receiving the highest number of votes cast by holders of common stock at the Annual Meeting will be elected. This number is called a “plurality.” Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact in determining the outcome of the vote with respect to this proposal.
Proposal 2:    Amendments to our Articles of Incorporation and Bylaws to declassify the Board
Approval of this proposal requires approval by the holders of at least a majority of the shares of common stock outstanding as of close of business on the record date. Any shares of common stock that are not voted (whether by abstention or otherwise) will have the effect of a vote against this proposal.

Proposal 3:	Amendments to our Articles of Incorporation to impose ownership and transfer restrictions with respect to our stock
Approval of this proposal requires: (i) approval by the holders of at least a majority of the shares of common stock outstanding as of the close of business on the record date; and (ii) approval by the holders of at least a majority of the shares of Series A Preferred Stock outstanding as of the close of business on the record date, voting as a separate class. Any shares of common stock or Series A Preferred Stock that are not voted (whether by abstention or otherwise) will have the effect of a vote against this proposal.

Proposal 4:	Ratification of the Appointment of KPMG as Our Independent Registered Public Accounting Firm
Approval of this proposal requires that the votes cast by the holders of the shares of common stock outstanding as of the close of business on the record date in favor of this proposal exceed the votes cast by such holders against this proposal. Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

Proposal 5:
Approval of the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3

Approval of this proposal requires approval by the holders of at least a majority of the voting shares represented at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no impact in determining the outcome of the vote with respect to this proposal.
How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?
If any matter that is not described in this proxy statement should properly come before the Annual Meeting, then the Proxy Holders will vote the shares represented by valid proxies in their discretion. At the time this proxy statement was printed, management was unaware of any other matters that might be properly brought for shareholder action at the Annual Meeting.
How does the Board recommend that I vote?
The Board recommends that holders of the common stock vote:

•	“FOR” election of the five director nominees named in this proxy statement for the terms described herein (Proposal 1);

•	“FOR” approval of the amendments to our Articles of Incorporation and Bylaws to declassify the Board (Proposal 2);

•	“FOR” approval of the amendments to our Articles of Incorporation to impose ownership and transfer restrictions with respect to our stock (Proposal 3);

•	“FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal 4); and

•
“FOR” approval of adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3 (Proposal 5).

In addition, the Board recommends that holders of the Series A Preferred Stock vote “FOR” each of Proposals 3 and 5.
What is the difference between a shareholder of record and a beneficial holder of shares?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock”), then you are considered a shareholder of record with respect to those shares. Shareholders of record will receive proxy materials, including a proxy card, by mail.
If your shares are held in “street name” through a broker, bank or other nominee, then you are the “beneficial holder” of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote their shares or to revoke voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As a beneficial holder of shares, you have the right to direct how your broker, bank or other nominee votes your shares.

If your shares are held in street name, through a broker, bank or other nominee, then to be able to vote your shares in person at the Annual Meeting you must obtain a legal proxy from your bank, broker or nominee that specifies the number of shares you owned at the close of business on the record date and bring the legal proxy with you to the Annual Meeting.
How do I vote?
If you are a shareholder of record, meaning that your shares are registered directly in your name and are not held through a broker, bank or other nominee, then you have four voting options. You may vote your shares in any one of the following ways:

•	Call the toll-free number shown on the proxy card;

•	Vote on the Internet on the website shown on the proxy card;

•	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or

•	Vote in person at the Annual Meeting.
Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares as soon as possible by proxy.
If you are a beneficial holder of our stock, meaning that your shares are held through a broker, bank or other nominee, then please refer to the instructions provided by your broker, bank or other nominee regarding how to vote.
If you have questions regarding how to vote, call Georgeson Inc., the proxy solicitor for the Annual Meeting, at (877) 278-4774.
I am a beneficial holder. What happens if I do not return voting instructions?
Brokerage firms have the authority, under the rules of the New York Stock Exchange, to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Annual Meeting. Proposal 4 is considered a routine matter; however, Proposals 1, 2, 3 and 5 are considered non-routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal. It is very important that you provide voting instructions to your brokerage firm if you want your shares to be voted at the Annual Meeting on a non-routine matter.
What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?
If you sign and return your proxy card or complete the Internet or telephone voting procedure, but do not specify how you want to vote your shares, we will vote them as follows:

•	“FOR” election of the five director nominees named in this proxy statement for the terms described herein (Proposal 1);

•	“FOR” approval of the amendments to our Articles of Incorporation and Bylaws to declassify the Board (Proposal 2);

•	“FOR” approval of the amendments to our Articles of Incorporation to impose ownership and transfer restrictions with respect to our stock (Proposal 3);

•	“FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal 4); and

•
“FOR” approval of the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3 (Proposal 5).

Can I change my vote or revoke my proxy?
If you are a shareholder of record, then you can change your vote within the regular voting deadlines by voting again by telephone or on the Internet, by executing and returning a later dated proxy or by attending the Annual Meeting and voting in person. If you are a shareholder of record, then you can revoke your proxy by delivering a written notice of your revocation to the Corporate Secretary at AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076.
Proposal 5 discusses the possible adjournment of the Annual Meeting. Why could the Annual Meeting be adjourned in connection with this proposal?
Although it is not currently expected, the Annual Meeting may be adjourned or postponed, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3. Any adjournment or postponement of the Annual Meeting may be made from time to time by the affirmative vote of at least a majority of the voting shares represented at the Annual Meeting. The time and place of the adjourned or postponed Annual Meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days or the Board fixes a new record date for the adjourned or postponed Annual Meeting, no other notice will be given.
Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.
Proposal 5 relates only to an adjournment or postponement of the Annual Meeting occurring for purposes of soliciting additional proxies for the approval of Proposal 2 or Proposal 3. The Board retains full authority to adjourn or postpone the Annual Meeting for any other purpose, including the absence of a quorum, or to postpone the Annual Meeting before it is convened, without the consent or approval of any shareholders.
Who will count the votes?
A representative of Continental Stock will act as the inspector of elections and count the votes.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, it means that you have multiple accounts holding shares of common stock or Series A Preferred Stock with brokers, banks, other nominees or Continental Stock. You will need to vote separately with respect to each set of proxy materials that you receive. Please vote all of the shares you own.

What do I need to do if I want to attend the Annual Meeting?
You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to shareholders or their designated representatives. If your shares are held by a bank or broker, then please bring your bank or broker statement evidencing your beneficial ownership as of the record date to gain admission to the Annual Meeting. We reserve the right to limit the number of named representatives who may attend the Annual Meeting.
Who is soliciting proxies and what is the cost?
The Board is soliciting your proxy. The expense of preparing and printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. We have engaged Georgeson Inc. to assist with the solicitation of proxies. We expect to pay Georgeson Inc. an estimated $12,500 in fees, plus expenses and disbursements.
Solicitation will be made principally by mail. In addition to soliciting shareholders by mail, we will request banks, brokers and other custodians, nominees, and fiduciaries to forward solicitation materials or send a voting instruction form to the beneficial owners of shares held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. We may use the services of our directors, officers and other Company employees, who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.
Are you “householding” for shareholders sharing the same address?
We are sending only one 2014 Annual Report and one proxy statement to shareholders who share a single address. This is known as “householding.” However, if a shareholder of record residing at such an address wishes to receive a separate 2014 Annual Report or this proxy statement, he or she may contact Continental Stock by phone at (917) 262-2373, by e-mail at www.proxy@continentalstock.com or by mail at the following address: 17 Battery Place, New York, New York 10004. Shareholders of record who receive multiple copies of the 2014 Annual Report or this proxy statement may request householding by contacting Continental Stock using the preceding options. Beneficial holders who own shares through a broker, bank or other nominee may request householding by contacting the holder of record.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on December 10, 2015: This Proxy Statement, the forms of proxy card and the 2014 Annual Report are available free of charge at www.cstproxy.com/adcarehealth/2015.

PROPOSAL 1:
ELECTION OF DIRECTORS
Current Board Composition
Our Bylaws provide that the number of directors shall be no less than three and no greater than 12 as may be determined by resolution of the Board from time to time. By resolution the Board has fixed the number of directors at eight until the Annual Meeting, at which time the number of directors will be reduced to six. Our Articles of Incorporation and Bylaws currently provide that the Board shall be divided into three classes designated as Class I, Class II and Class III, each of which shall be as nearly equal in number of directors as possible. The members of each Class are elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders following their election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Currently, the composition of the Board is as follows:

Class	Directors
Class I Directors	William McBride, III
(serving until the 2017 Annual Meeting of Shareholders)	Christopher F. Brogdon Michael J. Fox

Class II Directors	Thomas W. Knaup
(serving until the Annual Meeting)	Philip S. Radcliffe David A. Tenwick

Class III Directors	Brent Morrison
(serving until the 2016 Annual Meeting of Shareholders)	Allan J. Rimland

For agreements regarding the directors service as directors, see “Board of Directors – Arrangements with Directors Regarding Election/Appointment.”
Mr. Radcliffe has determined to retire from the Board at the end of his term. Mr. Brogdon has resigned from the Board effective as of the Annual Meeting.
Director Nominees
The following nominees have been nominated by the Board, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), for election at the Annual Meeting to serve in the Classes and for the terms described below and until their successors are duly elected and qualified, or until their earlier death, resignation or removal:

Name	Class	Term Expiring
William McBride, III*	I	2017 Annual Meeting of Shareholders
Thomas W. Knaup	II	2018 Annual Meeting of Shareholders
David A. Tenwick	II	2018 Annual Meeting of Shareholders
Brent Morrison*	III	2016 Annual Meeting of Shareholders
Allan J. Rimland*	III	2016 Annual Meeting of Shareholders

* Messrs. McBride, Morrison and Rimland are nominated for election at the Annual Meeting because they were appointed as directors by the Board to fill newly-created directorships resulting from an increase in the size of the Board.

For additional information about the director nominees named above and their qualifications, see “Board of Directors – Directors and Director Nominees.”
Notwithstanding the foregoing, if Proposal 2 is approved by our shareholders at the Annual Meeting and the amendments to our Articles of Incorporation and Bylaws to declassify the Board become effective, then: (i) the Board will no longer be divided into three classes; and (ii) as a result of certain of our directors agreeing to relinquish a portion of their terms as directors, all directors will stand for election annually starting with the 2016 Annual Meeting. See “Proposal 2: Amendments to Our Articles of Incorporation and Bylaws to Declassify the Board.”
Required Vote
Each director will be elected by a plurality of the votes cast by holders of the common stock. The five nominees receiving the greatest number of votes will be elected to the Board. Any shares that are not voted (whether by abstention or otherwise) will have no impact in determining the outcome of the vote on Proposal 1.
Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” the election to the Board of the nominees named under “– Director Nominees” above to serve in the Classes and for the terms described thereunder and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If any director nominee is unable to serve, proxies may be voted for a substitute nominee selected by the Board. The Board has no reason to believe that any director nominee will not be able to serve if so elected.

The Board recommends a vote “FOR” the election to the Board of each of the nominees named above.

PROPOSAL 2:
AMENDMENTS TO OUR ARTICLES OF INCORPORATION AND BYLAWS TO DECLASSIFY THE BOARD
Overview
We are asking you to approve amendments to our Articles of Incorporation and Bylaws to declassify the Board such that each director will be elected annually instead of once every three years. Our Articles of Incorporation and Bylaws currently require that the Board be divided into three Classes (Class I, Class II and Class III), with each Class consisting of, as nearly as may be possible, one-third of the total number of directors constituting our entire Board and with each Class serving a three-year term. Generally, absent the earlier resignation or removal of a director, the terms of the Classes are staggered, meaning that only one of the three Classes stands for re-election at each annual meeting of shareholders.
The Board has unanimously approved, and recommends that our shareholders approve, proposed amendments to: (i) Sections 4.1, 4.3 and 4.4 of our Articles of Incorporation; and (ii) Sections 3.02 and 3.04 of our Bylaws (collectively, the “Declassification Amendment”), with the Declassification Amendment to be effective as discussed below under “– Effectiveness of the Declassification Amendment.” If the Declassification Amendment is approved by our shareholders and becomes effective, then it would eliminate our classified Board structure and provide for certain other conforming changes to our Articles of Incorporation and Bylaws.
The proposed amendments to our Articles of Incorporation and Bylaws are attached to this proxy statement as Appendix A and Appendix B, respectively. The description of the Declassification Amendment in this Proposal 2 is qualified in its entirety by reference to the complete text of the Declassification Amendment.
Rationale for Declassification
The Board’s consideration of whether to maintain its classified Board structure was undertaken as part of the efforts of the Board and the Nominating Committee to improve and enhance our corporate governance practices. The Board and Nominating Committee considered the advantages and disadvantages of maintaining the classified Board structure compared with providing for an annual election of directors. In particular, the Board and the Nominating Committee considered the view of some that classified boards reduce the accountability of directors to shareholders because shareholders are unable to evaluate and elect all directors on an annual basis. Director elections are a primary means for shareholders to express their views on the performance of individual directors, and a classified board structure affords shareholders this opportunity only once every three years for any particular director.
The Board and the Nominating also considered the benefits of retaining the classified Board structure, which has a long history in corporate law. A classified structure is considered by some to provide continuity and stability in the management of the business and affairs of a company because a majority of directors will have prior experience as directors of a company. In some circumstances, classified boards may enhance shareholder value by forcing a third party seeking control of a company to initiate discussions at arm’s-length with the board of the company, because the third party cannot replace the entire board in a single election.
Furthermore, in light of the Company’s strategic plan to transition to a healthcare property holding and leasing company, the Board and Nominating Committee also considered that many publicly-traded real estate investment trusts have a declassified board structure.
After deliberating the considerations noted above, upon the recommendation of the Nominating Committee, the Board unanimously determined that it is in the best interests of the Company and its shareholders to eliminate the classified Board structure as proposed.

Declassification of the Board
If our shareholders approve this Proposal 2 and the Declassification Amendment becomes effective, then our classified Board will be eliminated and directors standing for election commencing with the 2016 Annual Meeting will be elected for one-year terms. In addition, all of our directors (including those nominated for election at the Annual Meeting) have agreed, subject to shareholder approval of this Proposal 2 and the effectiveness of the Declassification Amendment, to voluntarily relinquish the portion of their terms as directors which extend beyond the 2016 Annual Meeting. As a result, if this Proposal 2 is approved and the Declassification Amendment becomes effective, then all of our directors (including those who are elected at the Annual Meeting) will stand for re-election at the 2016 Annual Meeting for a one-year term.
If the shareholders do not approve this Proposal 2, then the Board will remain classified and the Company’s directors will continue to be subject to the classifications pursuant to our Articles of Incorporation and Bylaws.
Effectiveness of the Declassification Amendment
If this Proposal 2 is approved by our shareholders, then we will amend Sections 4.1, 4.3 and 4.4 of our Articles of Incorporation as contemplated by Appendix A by filing with the Secretary of State of the State of Georgia articles of amendment to our Articles of Incorporation that include such amended sections (the “Articles of Amendment”). These amendments to our Articles of Incorporation will be effective upon such filing, which we anticipate making promptly after the Annual Meeting. If Proposal 2 is approved by our shareholders and the Articles of Amendment are filed with the Secretary of State of the State of Georgia, then the amendments to our Bylaws contemplated by Appendix B will also become effective upon such filing.
Required Vote
Approval of this Proposal 2 requires that the holders of at least a majority of the shares of common stock outstanding as of the record date vote “FOR” this Proposal 2. Any shares that are not voted (wherein by abstention or otherwise) will have the effect of a vote against this Proposal 2. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” this Proposal 2.

The Board recommends a vote “FOR” the Declassification Amendment.

PROPOSAL 3:
AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO IMPOSE OWNERSHIP AND TRANSFER RESTRICTIONS
WITH RESPECT TO OUR STOCK
Overview
The Board has unanimously approved, and recommends that our shareholders approve, a proposed amendment to our Articles of Incorporation that would impose certain ownership and transfer restrictions with respect to the Company’s stock, including the common stock and preferred stock. The Board believes that the approval of the amendment, and the imposition of the proposed ownership and transfer restrictions, is advisable because these restrictions may assist the Company in satisfying certain requirements under the Internal Revenue Code, as amended (the “Code”), for qualification as a real estate investment trust (a “REIT”).
As previously announced, in July 2014 the Board approved a strategic plan to transition the Company to a healthcare property holding and leasing company. Through a series of leasing and subleasing transactions, the Company is in the process of transitioning to third parties the operations of the healthcare properties owned or leased by the Company. The Company has transferred the operations of, or executed agreements to lease, sublease, manage or sell, all 39 of the Company’s healthcare properties.
In connection with the Company’s transition to a healthcare property holding and leasing company, the Board is analyzing and considering: (i) whether and, if so, when, the Company could satisfy the requirements to qualify as a REIT under the Code; (ii) the structural and operational complexities which would need to be addressed before the Company could qualify as a REIT, including the disposition of certain assets or the termination of certain operations which may not be REIT compliant; and (iii) if the Company were to qualify as a REIT, whether electing REIT status would be in the best interests of the Company and its shareholders in light of various factors, including the Company’s significant consolidated federal net operating losses of approximately $39 million as of December 31, 2014. There is no assurance that the Company will qualify as a REIT in future taxable years or, if it were to so qualify, that the Board would determine that electing REIT status would be in the best interests of the Company and its shareholders.
The complete text of the proposed amendment to our Articles of Incorporation containing the stock ownership and transfer restrictions, which would appear as a new Article IX of our Articles of Incorporation, is attached to this proxy statement as Appendix C (the “Ownership/Transfer Amendment”). The description of the ownership and transfer restrictions in this Proposal 3 is qualified in its entirety by reference to the complete text of the Ownership/Transfer Amendment.
REIT Qualification
For the Company to qualify as a REIT under the Code, among other things, (i) the Company’s stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made) and (ii) not more than 50% of the value of the outstanding shares of the Company’s stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made), which is referred to as the “closely held” prohibition under the Code. In addition, a person actually or constructively owning 10% or more of the vote or value of the outstanding shares of the Company’s stock could lead to a level of affiliation between the Company and one or more of its tenants that could disqualify the Company’s revenues from the affiliated tenants from constituting REIT-compliant income and thereby potentially jeopardize or otherwise adversely impact the Company’s ability to qualify as a REIT.

Description of the Ownership/Transfer Amendment
To better position the Company to satisfy the foregoing requirements for qualification as a REIT, the Ownership/Transfer Amendment will contain provisions restricting the ownership or transfer of shares of all classes or series of the Company’s stock, including the common stock, the Series A Preferred Stock and any other series of preferred stock the Company may issue in the future. These types of ownership and transfer limitations are commonly included in the charters of publicly-traded REITs and are generally believed to be the most effective mechanism to monitor compliance with the above described requirements of the Code.
Ownership and Transfer Limitations. The Ownership/Transfer Amendment provides that, subject to the exceptions and the constructive ownership rules described in this Proposal 3, no person may beneficially own, or be deemed to constructively own by virtue of the ownership attribution provisions of the Code, in excess of:

(i)	9.9% (by value or number of shares, whichever is more restrictive) of an outstanding class or series common stock (the “Common Stock Ownership Limit”);

(ii)	9.9% (by value or number of shares, whichever is more restrictive) of an outstanding class or series of preferred stock (the “Preferred Stock Ownership Limit”); or

(iii)
9.9% (by value or number of shares, whichever is more restrictive) of all outstanding Equity Shares, as defined below (collectively with the Common Stock Ownership Limit and the Preferred Stock Ownership Limit, the “Equity Share Ownership Limit”).

For purposes of this Proposal 3: (i) “Equity Shares” refers to the shares of stock of the Company of any class or series, including common stock and preferred stock; and (ii) “ownership and transfer restrictions” refers to any of the ownership and transfer restrictions described in the Ownership/Transfer Amendment.
The Ownership/Transfer Amendment further prohibits any person from beneficially or constructively owning Equity Shares to the extent that such ownership would cause the Company to fail to qualify as a REIT by reason of being “closely held” under the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or that would cause the Company to otherwise fail to qualify as a REIT. Furthermore, any transfer, acquisition or other event or transaction that would result in Equity Shares being beneficially owned by less than 100 persons (determined without reference to any rules of attribution) will be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.
The Ownership/Transfer Amendment defines beneficial ownership as ownership of Equity Shares by a “person” (as defined therein), whether the interest in the Equity Shares is held directly or indirectly (including by a nominee), and includes interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code. The Ownership/Transfer Amendment defines “person” to include a “group,” as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding shares of the common stock, any class or series of preferred stock, or any combination of Equity Shares (including through the acquisition of an interest in an entity that owns, actually or constructively, shares of any class or series of the Company’s stock) by an individual or entity could, through constructive ownership, nevertheless cause a violation of the ownership and transfer restrictions.
Notice of Restricted Transfer. Any person who acquires, or attempts to acquire, beneficial or constructive ownership of Equity Shares that will, or may, violate the ownership and transfer restrictions must immediately give written notice to the Company (or, in the event of a proposed or attempted acquisition, give at least 15 days’ prior written notice) and promptly provide to the Company such other information as the Company may request.
Waivers by the Board. Upon notice of an acquisition or transfer, or a proposed acquisition or transfer, that results or would result in the intended transferee having beneficial or constructive ownership of Equity Shares in excess of the ownership and transfer restrictions, the Board may, prospectively or retroactively, upon receipt of evidence that the Board deems to be satisfactory: (i) determine that such acquisition or transfer does not or will not violate the “closely held” prohibition of the Code or otherwise cause the Company to fail to qualify as a REIT; and (ii) create a different limit on ownership for such transferee with such conditions as the Board may determine.
Increase in Ownership Limits. The Board may, from time to time, increase the Equity Share Ownership Limit (or separately increase the Common Stock Ownership Limit or the Preferred Stock Ownership Limit) for one or more persons, or decrease the Equity Share Ownership Limit (or separately decrease the Common Stock Ownership Limit or the Preferred Stock Ownership Limit) for one or more persons. A decrease in the Equity Share Ownership Limit (or separate decrease in the Common Stock Ownership Limit or the Preferred Stock Ownership Limit) will not be effective for any person whose ownership of Equity Shares is in excess of the applicable decreased ownership limit until such time as such person’s ownership equals or falls below the applicable decreased ownership limit. Until such time, however, any further acquisition of Equity Shares will violate the Equity Share Ownership Limit (including any separate Common Stock Ownership Limit or Preferred Stock Ownership Limit). Notwithstanding the foregoing, any increased Equity Share Ownership Limit (or separately increased Common Stock Ownership Limit or Preferred Stock Ownership Limit) granted to one or more new persons may not violate the “closely held” prohibition of the Code or otherwise cause the Company to fail to qualify as a REIT.
Shares-in-Trust. The Ownership/Transfer Amendment provides that, if there is any purported transfer or acquisition of Equity Shares or other event or transaction that would result in the violation the ownership and transfer restrictions, then the number of Equity Shares causing the violation will be automatically converted into an equal number of “Shares-In-Trust” and will be deemed to have been transferred to a trust for the exclusive benefit of a designated charitable beneficiary. The automatic conversion will be effective as of the close of business on the business day prior to the date of the purported transfer, acquisition or other event or transaction that requires the conversion to Shares-in-Trust. (The person that would have owned the shares if they had not been converted and transferred to the trust is referred to in this Proposal 3 as “the purported transferee.”) The purported transferee shall have no rights in Shares-in-Trust, except as specifically provided in the Ownership/Transfer Amendment. If, for any reason, the conversion into Shares-in-Trust as described in the Ownership/Transfer Amendment is not automatically effective to prevent violation of the ownership and transfer restrictions, then such transfer, acquisition or other event or transaction giving rise to the Shares-in-Trust will be void ab initio, and the purported transferee will acquire no rights in such Equity Shares.
Rights of Shares-in-Trust. Notwithstanding any other provisions of our Articles of Incorporation, Shares-in-Trust shall have only such rights as set forth in the Ownership/Transfer Amendment. Specifically, Shares-in-Trust are entitled to the same rights and privileges with respect to dividends as all other Equity Shares of the same class or series. The trustee will receive all dividends on the Shares-in-Trust and will hold such dividends in trust for the benefit of the charitable beneficiary. Any dividend with a record date on or after the date that Equity Shares have converted to Shares-in-Trust which is paid on such Equity Shares to the purported transferee must be repaid to the trust, and any dividend declared on such Equity Shares but unpaid must be paid to the trust, in each case for the benefit of the chartable beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any dividend paid to the purported transferee, including, if necessary, withholding any portion of future dividends payable on Equity Shares beneficially or constructively owned by the purported transferee and paying such dividends over to the trust for the benefit of the charitable beneficiary.

Shares-in-Trust shall not have any voting rights. Until the Company has received notification that the Equity Shares have been converted into Shares-in-Trust, the Company shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.
Transferability of Shares-in-Trust. Except as set forth in the Ownership/Transfer Amendment, Shares-in-Trust are not transferable.
All Shares-in-Trust are deemed to be offered for sale to the Company, or its designee, at a price per share equal to the lesser of: (i) the price per share in the purported transaction that results in such Shares-in-Trust or, in the case of a gift or devise, the market price (as defined in the Ownership/Transfer Amendment) at the time of such gift or devise; and (ii) the market price on the date the Company, or its designee, accepts such offer. The Company has the right to accept such offer for a period of 20 days after the later of the: (i) the date of the purported transaction that results in the Shares-in-Trust, as set forth in a notice received by the Company pursuant to the notice requirements in the Ownership/Transfer Amendment; or (ii) if no such notice is received by the Company, the date the Company determines in good faith that a purported transfer, acquisition or other event or transaction occurred which resulted in the Shares-in-Trusts. The Company may reduce the amount payable in connection with the purchase of Shares-in-Trust by the amount of any dividends that have been paid to the purported transferee and are owed by the purported transferee to the trustee.  The Company may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
If the Company does not purchase the Shares-in-Trust, then the trustee shall: (i) sell that number of Equity Shares represented by such Shares-in-Trust to a permitted transferee who could acquire and own the shares without such acquisition or ownership resulting in another automatic conversion of such Equity Shares into Shares-in-Trust; (ii) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares; and (iii) cause the Shares-in-Trust to be canceled.
Upon a sale by the trustee of Shares-in-Trust, the purported transferee shall receive from the trustee a price per share equal to the lesser of: (i) the price per share in the purported transaction that created the Shares-in-Trust or, in the case of a gift or devise, the market price per share on the date of such transfer; and (ii) the price per share received by the trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to the purported transferee within five business days of the closing of the sale transaction.
Any amounts received by the trustee in excess of the amounts paid to the purported transferee must be paid to the charitable beneficiary.
The Trustee. The trustee will be designated by the Company and must be unaffiliated with the Company, any purported transferee and any purported holder of Equity Shares that converted into Shares-in-Trust.
Remedies for Breach. If the Board determines in good faith that a purported transfer, acquisition or other event or transaction has taken place in violation of the ownership and transfer restrictions, or that a person intends to or has attempted to acquire ownership in violation of such restrictions, then the Board shall take such action as it deems advisable to refuse to give effect to, or to prevent, such transfer, acquisition or other event or transaction from occurring or otherwise becoming effective, including causing the Company to repurchase Equity Shares, refusing to give effect to the transaction on the Company’s books or instituting proceedings to enjoin the transfer.

Qualification and Status as a REIT. The ownership and transfer restrictions will not apply if, after the approval and effectiveness of the Ownership/Transfer Amendment, the Board determines that it is not in the best interests of the Company to attempt to qualify as, or to continue to qualify as, a REIT or that the Board determines that compliance with all or any of the ownership and transfer restrictions is no longer advisable for the Company.
Disclosure of Ownership by Our Shareholders. Every beneficial or constructive owner of more than 5% (or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board) of the outstanding Equity Shares of any class or series shall annually, and no later than 30 days after the end of each taxable year, give written notice to the Company of certain information as required in the Ownership/Transfer Amendment. Each such owner shall promptly provide to the Company such additional information as the Company may request to determine the effect, if any, of such ownership on the Company’s qualification or status as a REIT, as applicable, and to ensure compliance with the ownership and transfer restrictions. In addition, each beneficial or constructive owner of Equity Shares and each person (including the shareholder of record) who is holding Equity Shares for a beneficial or constructive owner promptly shall provide to the Company such information as it may request to determine the Company’s qualification or status as a REIT (as applicable) to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the ownership and transfer restrictions.
Anti-Takeover Effect
The ownership and transfer restrictions could have the effect of delaying, deferring or preventing a takeover or other transaction in which our shareholders might receive a premium for their Equity Shares over the then-prevailing market price or which our shareholders might believe to be otherwise in their best interest.
Certain Considerations Regarding the Ownership/Transfer Amendment
If in the future the Board determines that it is in the best interests of the Company to elect REIT status, and the Company qualifies as a REIT, then the Company would generally be permitted to deduct from U.S. federal income taxes dividends paid to its shareholders. The income represented by such dividends would not be subject to U.S. federal taxation at the entity level but would be taxed, if at all, at the shareholder level. Nevertheless, the income of any taxable REIT subsidiaries (“TRS”) of the Company, which would hold any of the Company’s operations that may not be REIT compliant, would be subject, as applicable, to U.S. federal and state corporate income taxation. The Company would also be subject to a separate corporate income tax on any gains recognized during a specified period (currently generally ten years) following the REIT conversion that are attributable to “built-in” gains with respect to the assets that the Company owns on the date it converts to a REIT. For so long as the Company is not a REIT, it will continue to be subject to federal income tax at regular corporate rates. Even if the Company were to qualify as a REIT and elect REIT status, it could be subject to some federal, state, local and foreign taxes on its income and property in addition to taxes owed with respect to any TRS operations. In particular, while state income tax regimes often parallel the U.S. federal income tax regime for REITs, many states do not completely follow U.S. federal rules and some do not follow them at all.
The Company’s ability to qualify as a REIT would depend upon its compliance at the time of and following the REIT election with various requirements, including requirements related to: (i) the share ownership in the Company being sufficiently diversified such that the Company is neither “closely held” nor 10%-or-more affiliated with its tenants; (ii) the nature of the Company’s assets being principally real estate or related to real estate leasing, with the potential for investing in the securities of other issuers being very limited; (iii) the sources of the Company’s gross income being principally “rents from real property,” with the balance of any gross income being principally comprised of passive investment income such as interest, dividends and capital gains; (iv) the internal organization of any subsidiaries of the Company and activities being suitably divided between qualified REIT subsidiary and TRS roles and responsibilities; and (v) the sufficiency of distributions to the Company’s shareholders relating to both the Company’s REIT taxable income and any pre-REIT accumulated earnings and profits.

The Company’s distributions of REIT taxable income to its shareholders would generally be treated as ordinary dividend income. Thus, for example, U.S. tax-exempt shareholders would generally be exempt from taxation on such dividend income because dividend income does not generally constitute unrelated business taxable income. However, because the Company as a REIT would generally not be subject to federal income tax on the portion of its REIT taxable income distributed to shareholders, these dividends to the Company shareholders would generally be ineligible (or come with restricted eligibility) for a variety of other preferences that apply to dividends paid by non-REIT corporations. For example, the Company’s distribution of REIT taxable income to its shareholders generally: (i) cannot qualify for the preferential tax rates on qualified dividend income for noncorporate taxpayers; (ii) cannot qualify for the dividends received deduction for corporate taxpayers; and (iii) can qualify only under restricted circumstances for the otherwise generally applicable treaty-based reductions in U.S. withholding and income taxes on dividends to non-U.S. shareholders. The more preferential treatment of non-REIT dividends could cause investors to perceive that an investment in the Company as a REIT is less attractive than an investment in a non-REIT entity that pays dividends, thereby reducing the demand and market price for the Company shares.
There remains significant structural and operational complexities to address before the Company could, if the Board were to so determine, elect REIT status, such as disposing of certain assets or terminating certain operations which may not be REIT compliant and otherwise completing some internal reorganization; and receiving shareholder approval of the Ownership/Transfer Amendment. Even if the Company were to be able to satisfy the existing REIT requirements or any future REIT requirements, the tax laws, regulations and interpretations governing REITs may change at any time in ways that could be disadvantageous to it. In addition, REIT qualification involves the application of highly technical and complex provisions of the Code to the Company’s operations as well as various factual determinations concerning matters and circumstances not entirely within the Company’s control. Although the Company would plan to operate in a manner consistent with the REIT qualification rules if it were to elect REIT status, there is no assurance that the Company would qualify as a REIT or remain so qualified. Further, under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more TRS and other nonqualifying assets. This limitation may affect the Company’s ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder the Company’s ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.
Even if the shareholders approve the Ownership/Transfer Amendment and the transactions necessary to otherwise qualify as a REIT were effected, the Board may decide not to elect REIT status, or to delay such election indefinitely, if it determines that it is not in the best interests of the Company or its shareholders. Accordingly, there is no assurance if or when a REIT election may be implemented.
Even if the Company were to elect REIT status, there is no assurance that shareholders would experience benefits attributable to the Company’s qualification and taxation as a REIT, including its ability to reduce its corporate-level U.S. federal income tax through distributions to shareholders and to make regular distributions to its shareholders. The realization of the anticipated benefits to shareholders would depend on numerous factors, many of which would be outside the control of the Company. In addition, future cash distributions to shareholders would depend on the Company’s cash flows, as well as the impact of alternative, more attractive investments as compared to the payment of dividends.
Effectiveness of the Ownership/Transfer Amendment
The Ownership/Transfer Amendment is set forth in Appendix C to this proxy statement. If this Proposal 3 is approved by our shareholders, then we will add a new Article IX to our Articles of Incorporation to reflect the Ownership/Transfer Amendment by filing with the Secretary of State of the State of Georgia articles of amendment to our Articles of Incorporation which include such amendment. The Ownership/Transfer Amendment would become effective upon such filing, which we anticipate making promptly after the Annual Meeting.

If the Ownership/Transfer Amendment becomes effective, then it will be binding on the shares held by holders of the common stock and Series A Preferred Stock who voted in favor of this Proposal 3 and all shares of the Company’s stock issued subsequent to the effective time of the Ownership/Transfer Amendment. However, in accordance with Section 14-2-627 of the Georgia Business Corporation Code, the ownership and transfer restrictions will not be binding on any shares of the Company’s stock outstanding prior to the effective time of the Ownership/Transfer Amendment that are not voted in favor of this Proposal 3. Without the approval of a significant majority of the shares of common stock and Series A Preferred Stock, the Board may consider whether the non-binding nature of the Ownership/Transfer Amendment on the shares held by shareholders that did not vote for this Proposal 3 should cause it to consider other means of better positioning the Company to qualify as a REIT. The Board reserves the right, notwithstanding shareholder approval of the Ownership/Transfer Amendment, to cease its consideration of a REIT qualification and election, to cease any attempts to qualify the Company as a REIT, or to not elect REIT status, if at any time prior to or after such approval, the Board determines that it is not in the best interests of the Company and its shareholders to do so.
Required Vote
Approval of this Proposal 3 requires that the holders of at least a majority of the shares of common stock outstanding as of the record date, and the holders of at least a majority of the shares of Series A Preferred Stock outstanding as of the record date, voting as a separate class, vote “FOR” this Proposal 3. Any shares of common stock or Series A Preferred Stock that are not voted (wherein by abstention or otherwise) will have the effect of a vote against this Proposal 3. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” this Proposal 3.

The Board recommends a vote “FOR” the Ownership/Transfer Amendment.

PROPOSAL 4:
RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview
The Audit Committee of the Board (the “Audit Committee”) has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2015. The Audit Committee considered a number of factors in determining to appoint KPMG as our independent auditors, including the firm’s professional qualifications and resources, past performance, expertise in our industry, tenure and capability in handling the breadth and complexity of our business.
Although shareholder ratification of the appointment of KPMG is not required, the Audit Committee and the Board are submitting the selection of KPMG for ratification to obtain the view of ours shareholders with respect to this matter. If the shareholders do not ratify the appointment of KPMG, then the Audit Committee will evaluate whether to select a different independent auditor. For a description of the fees paid to KPMG, see “Audit Committee Matters – Fees and Services of Our Independent Registered Accounting Firm.”
Representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
Required Vote
Approval of this Proposal 4 requires that the votes cast by holders of the common stock outstanding as of the record date “FOR” this Proposal 4 exceed the votes cast by such holders “AGAINST” this Proposal 4. Any shares that are not voted (whether by abstention or otherwise) will have no impact in determining the outcome of the vote on this Proposal 4. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” this Proposal 4.

The Board recommends a vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2015.

PROPOSAL 5:
ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING
IF NECESSARY OR APPROPRIATE
General
If the Board determines it is necessary or appropriate to adjourn or postpone the Annual Meeting in order to solicit additional proxies because there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3, then we intend to move to adjourn or postpone the Annual Meeting. If this occurs, then we will ask our shareholders to vote only upon Proposal 1, Proposal 4 and this Proposal 5, but not upon Proposal 2 or Proposal 3. If, however, there are sufficient votes at the time of the Annual Meeting to approve either Proposal 2 or Proposal 3, but not both of them, then the proposal with sufficient votes for approval at the time of the Annual Meeting will be voted on at the Annual Meeting along with Proposal 1, Proposal 4 and this Proposal 5.
In this Proposal 5, we are asking you to authorize the Proxy Holders to vote in favor of one or more adjournments or postponements of the Annual Meeting to a later date or time, if the Board determines it is necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3. If the shareholders approve this Proposal 5, then we could adjourn or postpone the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of this Proposal 5 could mean that, even if we had received proxies representing a sufficient number of votes “AGAINST” Proposal 2 or Proposal 3 to defeat one or both of these proposals, we could adjourn or postpone the Annual Meeting without a vote on Proposal 2 or Proposal 3, as the case may be, and seek to convince the holders of those shares to change their votes to vote in favor of approval of Proposal 2 or Proposal 3, as the case may be.
If the Annual Meeting is adjourned or postponed to solicit additional proxies because there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3, then the time and place of the adjourned or postponed Annual Meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days or the Board fixes a new record date for the adjourned or postponed Annual Meeting, no other notice will be given.
This Proposal 5 relates only to an adjournment or postponement of the Annual Meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve Proposal 2 or Proposal 3, as necessary. Any other adjournment or postponement of the Annual Meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy card.
Required Vote
Approval of this Proposal 5 requires that the holders of at least a majority of the voting shares represented at the Annual Meeting vote “FOR” this Proposal 5. Any shares that are not voted (whether by abstention or otherwise) will have no impact in determining the outcome of the vote on this Proposal 5. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” this Proposal 5.

The Board recommends a vote “FOR” the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3.

GOVERNANCE
Board Structure
The Board currently consists of eight directors. Our Bylaws provide that the number of directors shall be no less than three and no greater than twelve as may be determined by resolution of the Board from time to time. By resolution, the Board has fixed the number of directors at eight until the Annual Meeting, at which time the number of directors is reduced to six.
Our Articles of Incorporation and Bylaws provide the Board with flexibility to select the appropriate leadership structure for the Company. The Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined or whether the Chairman of the Board should be a management or a non-management director. The Nominating Committee may, from time to time, make recommendations to the Board regarding the leadership structure of the Board, including the position of Chairman of the Board.
Mr. McBride has served as our Chief Executive Officer since October 10, 2014, and our Chairman of the Board since March 25, 2015. Mr. Tenwick served as Chairman of the Board from our founding in 1991 to March 25, 2015, and served as our Interim Chief Executive Officer from June 1, 2014 to October 10, 2014.
Accordingly, the Company currently has a combined Chairman of the Board and Chief Executive Officer. Under our Bylaws, the Chairman of the Board presides over meetings of the Board and meetings of our shareholders, while the Chief Executive Officer has primary responsibility for the general management of the Company’s business affairs and for implementing policies and directives by the Board.
Effective April 1, 2015, Mr. Fox (one of our independent directors) serves as the Lead Director of the Board (the “Lead Director”). As the primary interface between management and the Board, the Lead Director provides a valuable counterweight to the combined Chairman and Chief Executive Officer role and serves as a key contact for the independent directors, thereby enhancing the Board’s independence from management. The Lead Director’s responsibilities include, among other things:

•	Consulting with the Chairman of the Board regarding the agenda for Board meetings;

•	Scheduling and preparing agendas for meetings of non-management directors;

•	Presiding over meetings of non-management directors and executive sessions of meetings of the Board from which employee directors are excluded;

•	Acting as principal liaison between non-management directors and the Chairman of the Board on sensitive issues; and

•	Raising issues with management on behalf of the non-management directors when appropriate.
The Board employs a number of measures to provide what it views as an appropriate balance between the respective needs for dependable strategic leadership by Mr. McBride as the Chairman of the Board and Chief Executive Officer, on one hand, and the oversight and objectivity of independent directors, on the other. For example, Mr. McBride is the only member of management who is also on the Board and all of our standing Board committees consist entirely of independent directors. All directors play an active role in overseeing the Company’s business both at the Board and committee levels. In addition, directors have full and free access to members of management and each of the Board committees has the authority to retain independent financial, legal or other experts as it deems necessary. Also, the Board holds separate executive sessions of its non-management directors and its independent directors at least annually, and the Lead Director presides over these sessions.

The Board believes that having a single leader serving as Chairman of the Board and Chief Executive Officer, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Company at this time and is in the best interests of our shareholders because it provides decisive and effective leadership. The Board also believes that this leadership structure, when combined with the other measures discussed above, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction by the Board.
Independence of Directors and Director Nominees
Although the Board currently consists of eight directors, the Board consisted of ten directors (Messrs. Brogdon, Fox, Radcliffe and Tenwick, Boyd P. Gentry, Peter J. Hackett, Jeffrey L. Levine, Joshua J. McClellan, Larry E. Sturtz and Gary L. Wade) at December 31, 2013. Messrs. Levine, McClellan and Wade resigned from the Board effective January 1, 2014. Mr. Gentry resigned from the Board effective June 1, 2014, Mr. Sturtz resigned from the Board effective January 1, 2015, and Mr. Hackett resigned from the Board effective April 1, 2015. Messrs. McBride and Morrison were appointed to the Board effective October 10, 2014. Messrs. Knaup and Rimland were appointed to the Board effective October 14, 2015, and Mr. Brogdon has resigned from the Board effective as of the Annual Meeting.
The NYSE MKT listing standards for smaller reporting companies require that at least 50% of the members of a listed company’s board of directors qualify as “independent,” as defined under NYSE MKT rules and as affirmatively determined by the company’s board of directors. After review of all the relevant transactions and relationships between each director (and his family members) and the Company, senior management and our independent registered public accounting firm, the Board affirmatively determined that at all times during the year ended December 31, 2014, the following directors were independent within the meaning of applicable NYSE MKT rules: Messrs. Fox, Hackett, Levine (resigned effective January 1, 2014), McClellan (resigned effective January 1, 2014), Radcliffe and Sturtz. Further, the Board affirmatively determined that, at all times since his appointment as a director in October 2014, Mr. Morrison was an independent director within the meaning of applicable NYSE MKT rules.
The Board also affirmatively determined that at all times since January 1, 2015, the following directors were independent directors within the meaning of applicable NYSE MKT rules: Messrs. Fox, Hackett (resigned effective April 1, 2015), Morrison, Radcliffe and Sturtz (resigned effective January 3, 2015). For purposes of determining the independence of Mr. Fox, the Board considered participation by an affiliate of Mr. Fox in two private placement transactions of subordinated convertible promissory notes issued by us in March 2014 and April 2015, with conversion prices at least equal to the greater of the book or market value of the common stock at the time we entered into a definitive agreement to issue such notes. See “Certain Relationships and Related Party Transactions – Related Party Transactions – Park City Capital.”
Finally, the Board affirmatively determined that, at all times since his appointment as a director in October 2015, Mr. Knaup was independent within the meaning of applicable NYSE MKT rules. For purposes of determining the independence of Mr. Knaup, the Board considered the consulting arrangement between Mr. Knaup and the Company, which commenced in November 2014 and terminated in September 2015.
Director Nomination Process
With respect to the nomination process, the Nominating Committee’s responsibilities include reviewing the size and overall composition of the Board; developing criteria for identifying and selecting qualified individuals who may be nominated for election to the Board; making recommendations to the Board with respect to retirement arrangements or policies for Board members; monitoring and reviewing any issues relating to the independence of directors; considering director candidates recommended by shareholders; developing processes and procedures for evaluating Board nominees recommended by shareholders; and recommending to the Board the slate of nominees of directors to be elected by the shareholders and any directors to be elected by the Board to fill vacancies.

The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. Director candidates will be evaluated based on their financial literacy, business acumen and experience, independence for purposes of compliance with SEC rules and the NYSE MKT listing standards and their willingness, ability and availability for service, as well as other criteria established by the Nominating Committee. The Nominating Committee believes that continuity in leadership maximizes the Board’s ability to exercise meaningful oversight. Because qualified incumbent directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director, the Nominating Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in meetings of the Board and its committees.
The Nominating Committee will consider the recommendations of shareholders regarding potential director candidates. Any shareholder who wishes to have the Nominating Committee consider a candidate for election by the Board is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a shareholder to nominate a potential director candidate, see “Additional Information – Procedures for Business Matters and Director Nominations for Consideration at the 2016 Annual Meeting.” A proposed nomination that does not comply with these procedures will not be considered by the Nominating Committee. There are no differences in the manner in which the Nominating Committee considers or evaluates director candidates it identifies and director candidates who are recommended by shareholders.
Board Diversity
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the members of the Nominating Committee will consider and discuss diversity, among other factors, with a view toward the role and needs of the Board as a whole. When identifying and recommending director nominees, the members of the Nominating Committee generally will view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a Board that best serves the needs of the Company and its shareholders.
Risk Oversight
The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of the Board’s risk oversight and method for determining what constitutes an appropriate level of risk for us. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from an outside consultant. The Nominating Committee’s risk oversight responsibilities include recommending qualified nominees to be elected to the Board by our shareholders, reviewing and assessing periodically our policies and practices on corporate governance, and overseeing an annual evaluation of the Board. In addition, in setting compensation, the Compensation Committee of the Board (the “Compensation Committee”) strives to create a combination of short-term and longer-term incentives that encourage a level of risk-taking behavior consistent with our business strategy.
Code of Ethics
We have adopted a written code of conduct, our Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions). Our Code of Business Conduct and Ethics is available in the corporate governance subsection of the Investors page of our website at www.adcarehealth.com and also may be obtained, without charge, by contacting the Corporate Secretary, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076.
Communication with the Board and its Committees
The Board welcomes communications from shareholders. Shareholders may send communications to the Board, any of its committees or one or more individual directors, in care of the Corporate Secretary, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076. Any correspondence addressed to the Board of Directors, any of its committees or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.
Role of Compensation Consultant
In September 2013, the Compensation Committee engaged Sullivan Cotter and Associates, Inc. (“Compensation Consultant”), an independent compensation consulting firm, to advise the Compensation Committee on executive compensation and benefit matters. Although the Compensation Consultant’s engagement formally terminated in September 2014, the Compensation Consultant did not provide any advice to the Compensation Committee after January 1, 2014. The Compensation Consultant was engaged directly by the Compensation Committee and it had the sole authority to review and approve the budget of the independent consultant. The Compensation Consultant did not advise, or provide any services to, our management or the Company and received no compensation from us other than in connection with its engagement by the Compensation Committee.
The Compensation Consultant, with the assistance and approval of the Compensation Committee established the pool of comparable companies and/or industry comparisons to be employed to test the reasonability of proposed 2014 Company compensation programs or policies for its non-employee directors and identified executive officers. The Compensation Consultant advised the Compensation Committee with respect to the level and mix (salary plus money incentive) of monetary compensation as well as reflect on the reasonability of existing stock awards to executive officers. The Compensation Consultant advised the Compensation Committee with respect to the level and sources of monetary compensations to the Chairman of the Board, Chairpersons of Committees of the Board and all independent directors.
The Compensation Committee analyzed whether the work of the Compensation Consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by the Compensation Consultant; (ii) the amount of fees from the Company paid to the Compensation Consultant as a percentage of the Compensation Consultant’s total revenue; (iii) the Compensation Consultant’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Compensation Consultant with an executive officer of the Company; (v) any business or personal relationship with any member of the Compensation Committee; and (vi) any stock of the Company owned by the individual members of the Compensation Consultant staff or their immediate family members. The Compensation Committee determined, based upon its analysis of the above factors, that the work of the Compensation Consultant did not create any conflict of interest.

BOARD OF DIRECTORS
Directors and Director Nominees
As previously disclosed, the Board currently consists of eight directors. Our Bylaws provide that the number of directors shall be no less than three and no greater than 12 as may be determined by resolution of the Board from time to time. By resolution, the Board has fixed the number of directors at eight until the Annual Meeting, at which time the number of directors will be reduced to six.
Set forth below is, as of October 19, 2015, certain biographical information for each of our director nominees and incumbent directors, as well as a description of the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that each individual should serve as a director.
William McBride, III. Mr. McBride, age 55, has served as a director and the Company’s Chief Executive Officer since October 2014, as Chairman of the Board since March 2015, and as the Company’s President from October 2014 through March 2015. From 2002 until October 2014, Mr. McBride served as the principal and owner of Santa Barbara Aircraft Management and Coastal Aircraft Maintenance, which provided management and maintenance services for turbine aircraft. From 1994 to 2000, Mr. McBride was employed by Assisted Living Concepts, a publicly-traded assisted living company, ultimately serving as its Chairman and Chief Executive Officer. From 1992 to 1997, Mr. McBride served as the President and Chief Operating Officer and as a Director of LTC Properties, a real-estate investment trust. Mr. McBride has previously served on the Board of Directors of Malan Realty Properties, a publicly-traded commercial property real estate investment trust. Mr. McBride’s expertise and leadership of publicly-traded healthcare companies and real estate investment trusts provide experience that the Board considers valuable.
Christopher Brogdon. Mr. Brogdon, age 66, has served as a director since September 2009. Mr. Brogdon served as the Company’s Vice-Chairman from September 2009 to March 2015 and as the Company’s Chief Acquisitions Officer from September 2009 through December 2012. Mr. Brogdon brings to the Company more than 20 years of experience in the nursing home, assisted living and retirement community. Mr. Brogdon currently also serves as a director and President of Global Healthcare REIT, Inc., which owns skilled nursing facilities which are leased to third-party operators and which is a reporting company under the Exchange Act. Since 1998, Mr. Brogdon has owned and operated Brogdon Family LLC which owns and operates nursing homes, assisted living facilities and restaurants. Mr. Brogdon previously served as Chairman of the Board of NYSE-listed Retirement Care Associates and Chairman of the Board of NASDAQ-listed Contour Medical. Mr. Brogdon’s extensive background with public companies and his experience in nursing home development, acquisitions and mergers as well as his experience in financing those activities provides experience the Board considers valuable.
Michael J. Fox. Mr. Fox, age 38, has served as a director since October 2013 and as Lead Director since April 2015. Mr. Fox is the Chief Executive Officer of Park City Capital, LLC (“Park City”), an equity hedge fund he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan Securities, where he served as a Senior Analyst and Vice President. In this position, Mr. Fox served as the head of JPMorgan’s Business Services Equity Research Group that covered 16 companies, including commercial real estate services, construction services, uniform rental services and staffing services. Mr. Fox received his Bachelor of Business Administration degree from Texas Christian University. Mr. Fox’s expertise and background in the financial and equity markets and his involvement in researching the commercial real estate industry provide experience that the Board considers valuable.
Thomas W. Knaup. Mr. Knaup, age 67, has served as a director since October 14, 2015. From November 2014 through September 2015, Mr. Knaup provided certain insurance-related consulting services to the Company. Since 2004, Mr. Knaup has worked as a private real estate investor. Prior to that, Mr. Knaup was employed for approximately twelve years with Aon, California (a division of Aon Corporation, a global professional services firm specializing in risk management, insurance and reinsurance brokerage), where he held positions of increasing responsibility, including Senior Vice President. Mr. Knaup has over 30 years of experience in the insurance brokerage business and has developed a strong expertise in the long-term care industry. Mr. Knaup’s expertise and background in the insurance and long-term care industries and his work in the field of real estate investment provide experience that the Board considers valuable.
Brent Morrison. Mr. Morrison, age 39, has served as a director since October 2014. Mr. Morrison is currently the Managing Director of Zuma Capital Management LLC, a position he has held since 2012. Prior thereto, Mr. Morrison was the Senior Research Analyst at the Strome Group, a private investment firm, from 2009 to 2012, a Research Analyst at Clocktower Capital, LLC, a global long/short equity hedge fund based in Beverly Hills, California, from 2007 to 2009 and a Vice President of Wilshire Associates, a financial consulting firm, from 1999 to 2007. Mr. Morrison currently serves on the board of directors of iPass Inc., which provides global enterprises and telecommunications carriers with cloud-based mobility management and Wi-Fi connectivity, and serves as the Chair of its Strategic Committee.  Mr. Morrison received a Master of Business Administration from the University of California at Los Angeles, with an emphasis in Finance and International Business, and a Bachelor of Arts in Finance from the University of Colorado at Denver.  Mr. Morrison is a Chartered Financial Analyst. Mr. Morrison’s expertise and background in the financial and equity markets provide experience that the Board considers valuable.
Allan J. Rimland. Mr. Rimland, age 52, has served as a director since October 14, 2015, as the Company’s President and Chief Financial Officer since April 1, 2015 and as the Company's Secretary since May 1, 2015. From 2011 through February 2015, Mr. Rimland served as a Managing Director at Stephens Inc., a financial services firm, within its Investment Banking Group. In part, Mr. Rimland was responsible for originating and leading mergers and acquisitions and capital raising transactions for healthcare services clients. During the three years prior to working at Stephens Inc., Mr. Rimland was a Managing Director at JMP Securities LLC, an investment bank, where he served as Co-Head of its Healthcare Services and IT Investment Banking Group. At JMP Securities, LLC, Mr. Rimland focused on mergers and acquisitions and public and private equity capital raising for healthcare services clients.  Prior thereto, he was an investment banker at a number of investment banks including: Wachovia Capital Markets, Banc of America Securities and Morgan Stanley Dean Witter.  He graduated from the University of Pennsylvania’s Wharton School and Moore School of Electrical Engineering and earned a Master of Business Administration from the University of Chicago’s Graduate School of Business. Mr. Rimland’s expertise and background in investment banking, particularly in mergers and acquisitions and capital raising, and his knowledge and relationships in the healthcare services and related real estate investment trust sectors provide experience that the Board considers valuable.
David A. Tenwick.    Mr. Tenwick, age 77, is our founder and has served as a director since our organization was founded in August 1991. Mr. Tenwick also served as Chairman of the Board since our founding and through March 25, 2015, and as Interim Chief Executive Officer from June 1, 2014 through October 10, 2014. Prior to our founding, Mr. Tenwick was an independent business consultant from 1982 to 1990, serving as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company. From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded and which invested in oil and gas properties and commercial and residential real estate. Prior to founding Nucorp Energy, Mr. Tenwick was an enforcement attorney for the SEC. Mr. Tenwick earned his Bachelor of Business Administration and Juris Doctor degrees from the University of Cincinnati in 1960 and 1962, respectively. Mr. Tenwick’s tenure with the Company and legal and business background provide experience the Board considers valuable.
Arrangements with Directors Regarding Election/Appointment
William McBride, III. Pursuant the employment agreement the Company has entered into with Mr. McBride, the Board appointed Mr. McBride to the Board as a Class I director in October 2014. The Company has agreed, subject to applicable law, regulation and the Company’s organizational documents, to continue to nominate Mr. McBride as a director throughout the term of his employment.

Michael J. Fox. On October 1, 2013, we entered into a letter agreement (the “Fox Agreement”) with Park City and Mr. Fox pursuant to which the Board appointed Mr. Fox as a director of the Company effective October 23, 2013 to serve until the 2013 Annual Meeting, we included Mr. Fox in our slate of nominees for election as a Class I director at the 2013 Annual Meeting and we caused the re-election of Mr. Fox to the Board as a Class I director at the 2013 Annual Meeting.
Pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board as a nominee of the Board, Park City shall take such action as may be required so that all of the capital stock of the Company which is entitled to vote generally in the election of directors (the “Voting Securities”) and is beneficially owned by Park City, or any person who, within the meaning of Rule 12b-2 under the Exchange Act, is “controlling,” “controlled by” or “under common control with” Park City (the “Park City Group”), is voted in favor of each of the Board’s nominees to the Board at any and all meetings of our shareholders or at any adjournment or postponement thereof or in any other circumstance in connection with which a vote, consent or other approval of holders of Voting Securities is sought with respect to the election of any nominee to the Board.
In addition, for so long as Mr. Fox serves on the Board as a nominee of the Board, Park City will not do or agree or commit to do (or encourage any other person to do or agree or commit to do) and will not permit any member of the Park City Group or any affiliate or associate thereof to do or agree or commit to do (or encourage any other person to do or agree or commit to do) any of the following:
(i)  solicit proxies or written consents of shareholders with respect to any Voting Securities, or make, or in any way participate in, any solicitation of any proxy to vote any Voting Securities (other than as conducted by us), or become a participant in any election contest with respect to us;
(ii)  seek to call, or request the call of, a special meeting of shareholders or seek to make, or make, any shareholder proposal at any meeting of shareholders that has not first been approved in writing by the Board;
(iii)  make any request or seek to obtain, in any fashion that would require public disclosure by us, Park City or their respective affiliates, any waiver or amendment of any provision of the Fox Agreement or take any action restricted thereby; and
(iv)  except as permitted by the Fox Agreement, make or cause to be made any statement or announcement that constitutes an ad hominem attack on us or our officers or directors in any document or report filed with or furnished to the SEC or any other governmental agency or in any press release or other publicly available format.
Furthermore, pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board as a nominee of the Board, Mr. Fox agrees to comply with all applicable policies and guidelines of the Company and, consistent with his fiduciary duties and his obligations of confidentiality as a member of the Board, to refrain from communicating to anyone any nonpublic information about us that he learns in his capacity as a member of the Board (which agreement shall remain in effect after Mr. Fox leaves the Board). Notwithstanding the foregoing, Mr. Fox may communicate such information to any member of the Park City Group who agrees to be bound by the same confidentiality restrictions applicable to Mr. Fox, provided that Mr. Fox shall be liable for any breach of such confidentiality by any such member. In addition, Mr. Fox has confirmed that each of the other members of the Park City Group has agreed not to trade in any of our securities while in possession of any nonpublic material information about us if and to the extent doing so would be in violation of applicable law or, without the prior written approval of the Board, to trade in any of our securities during any blackout period imposed by us.
Allan J. Rimland. The employment agreement between the Company and Mr. Rimland acknowledges the Company’s intention to cause Mr. Rimland to be appointed to the Board at such time as it would not cause the Company to violate the NYSE MKT rules.

Committees of the Board
The Board has three standing committees that assist it in carrying out its duties – the Audit Committee, the Compensation Committee and the Nominating Committee. During 2015, the Board disbanded the Executive Committee of the Board because the Board no longer viewed such committee as necessary given the reduction in the size of the Board since December 2013.
Each member of the Audit Committee, the Compensation Committee and the Nominating Committee is independent under the listing standards of the NYSE MKT. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on the Investors page of our website at www.adcarehealth.com and may also be obtained, without charge, by contacting the Corporate Secretary, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076. The following chart shows the membership of our standing committees, as of October 19, 2015.

Name	Audit Committee	Compensation Committee	Nominating Committee
Michael J. Fox	√	√	√
Brent Morrison	Chair	–	√
Philip S. Radcliffe	√	Chair	Chair

The Board has appointed Mr. Knaup to serve on each of the Audit Committee, Compensation Committee and Nominating Committee effective as of the Annual Meeting.
Audit Committee. The Audit Committee was established in 1995 in accordance with Section 3(e)(58)(A) of the Exchange Act. The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, reviews and reports upon various matters affecting the independence of the independent auditors and reviews with the independent auditors the results of the audit and management’s responses. The Board has determined that each of Mr. Morrison and Mr. Hackett (who served on the Audit Committee until his resignation from the Board effective April 1, 2015) qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and each is independent for purposes of the NYSE MKT rules with respect to audit committee members.
Compensation Committee. The Compensation Committee was established in 1995 and it is responsible for establishing our compensation plans. The Compensation Committee’s duties include the development with management of benefit plans for our employees and the formulation of bonus plans and incentive compensation packages. The Compensation Committee approves the compensation of each senior executive and each member of the Board. In approving the compensation of each senior executive (other than the Chief Executive Officer), the Compensation Committee may consider recommendations made by the Chief Executive Officer. The Compensation Committee is also charged with the oversight of compensation plans and practices for all employees of the Company. The Compensation Committee relies upon data made available for the purpose of providing information on organizations of similar or larger scale engaged in similar activities. The purpose of the Compensation Committee’s activity is to assure that our resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.
Nominating Committee. The Nominating Committee was established in September 2013 and it is responsible for evaluating and recommending to the Board qualified nominees for election as directors and qualified directors for committee membership, establishing evaluation procedures and conducting an annual evaluation of the performance of the Board, developing corporate governance principles, recommending those principles to the Board and considering other matters pertaining to the size and composition of the Board.
Director Attendance at Board, Committee and Annual Shareholder Meetings
During 2014, the Board held six meetings in person or telephonically and took action by written consent 17 times, and the Audit Committee, Compensation Committee and Nominating Committee held four, zero and one meeting(s) in person or telephonically, respectively. Each director attended at least 75%, collectively, of the meetings of the Board and its committees on which he served during 2014. In addition, each director attended the 2014 Annual Meeting. Directors are expected to make reasonable efforts to attend the Company’s Annual Meeting of Shareholders.

DIRECTOR COMPENSATION
Director Compensation and Reimbursement Arrangements
For the year ended December 31, 2014, our independent directors were paid $6,000 per month plus an additional: (i) $1,500 per month if serving as a chairperson of one of the committees of the Board; and (ii) $500 per month if serving on more than one committee. During 2014, Mr. Tenwick was paid $11,000 per month for his services as the Chairman of the Board. Pursuant to the Cash Compensation Reduction Program adopted by the Compensation Committee and the Board on November 12, 2013, certain of the cash compensation described above and otherwise payable to our directors for 2014 was replaced with equity. The Cash Compensation Reduction Program provided that: (i) director fees otherwise payable in cash to our independent directors for service on the Board would be paid 50% in cash and 50% in options to purchase common stock granted pursuant to the Company’s 2011 Stock Incentive Plan; and (ii) $50,000 of the compensation otherwise payable in cash to Mr. Tenwick for his service as Chairman of the Board would be paid in options to purchase common stock granted pursuant to the Company’s 2011 Stock Incentive Plan. In connection with the Cash Compensation Reduction Program, option grants were made to our independent directors on November 12, 2013, in respect of compensation for 2014. The options had an exercise price equal to the fair market value (as defined in the Company’s 2011 Stock Incentive Plan) of the common stock on the date of grant. The options vested with respect to one-twelfth of the underlying shares of common stock on the last day of each month of 2014. The options granted pursuant to the Cash Compensation Reduction Program were reported as director compensation in the Company’s Definitive Proxy Statement for its 2014 Annual Meeting.
On December 17, 2014, the Compensation Committee and the Board approved a new director compensation plan for the year ending December 31, 2015. Pursuant to this plan, annual director fees for all non-employee directors are $25,000, payable in restricted stock awards or options to purchase common stock granted pursuant to the Company’s 2011 Stock Incentive Plan. In accordance with this plan, on December 17, 2014: (i) Messrs. Brogdon, Radcliffe and Tenwick were granted restricted stock awards of 19,231 shares of common stock with a grant price of $3.90 per share, which shall vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (ii) Messrs. Hackett and Sturtz were granted restricted stock awards of 6,411 shares of common stock with a grant price of $3.90 per share, which shall vest in full on December 17, 2015; and (iii) Messrs. Fox and Morrison were granted options to purchase 51,865 shares of common stock with an exercise price of $3.90 per share, which shall vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date. In addition, each non-employee director receives $1,000 in cash for each meeting of the Board or its committees which such director attends in person. Non-employee directors also are reimbursed for travel and other out-of-pocket expenses for travel in connection with their duties as directors.
Mr. Knaup will receive the same annual director fees, meeting fees and expense reimbursement for his board service as the other independent directors receive, and the Company anticipates granting equity to Mr. Knaup in respect of the annual director fee in the near future.
The Company has also entered into a Consulting Agreement with Mr. Brogdon. See “Certain Relationships and Related Party Transactions – Related Party Transactions – Brogdon Consulting Agreement.”
Director Compensation Table
The following table sets forth information regarding compensation paid to our non-employee directors for the year ended December 31, 2014. Directors who are employed by us do not receive any compensation for their activities related to serving on the Board. Director compensation paid to Mr. Tenwick in 2014 is reported in “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

Name	Fees earned or paid in cash	Stock awards(1)(3)	Option awards(2)(3)	Non‑equity incentive plan compensation	Change in pension value and non‑ qualified deferred compensation earnings	All other compensation	Total
Christopher F. Brogdon	$ —	$ 75,001(4)	—	—	—	$ 460,000(5)	$535,001
Michael J. Fox	$39,000	$ —	$74,218(6)	—	—	—	$113,218
Peter J. Hackett*	$48,000	$ 25,003(8)	$ —	—	—	—	$73,003
Brent Morrison**	$10,710	$ —	$74,218(6)	—	—	—	$84,928
Philip S. Radcliffe	$48,000	$ 75,001(4)	$ —	—	—	—	$123,001
Laurence E. Sturtz***	$48,000	$ 25,003(7)	$ —	—	—	—	$73,003

(*)	Mr. Hackett resigned as a member of the Board effective April 1, 2015.

(**)	Mr. Morrison was appointed to serve as a director of the Company effective October 10, 2014.

(***)	Mr. Sturtz resigned as a director of the Company effective January 3, 2015.

(1)	The amounts set forth under “Stock Awards” reflect the full aggregate grant date market value of the awards.

(2)
The amounts set forth under “Option Awards” reflect the full aggregate grant date fair value of the awards. See Note 14 to the Company’s Consolidated Financial Statements included in Part II, Item 8., “Financial and Supplementary Data” of the 2014 Annual Report for a description of the assumptions used to determine fair value.

(3)
The number of outstanding exercisable and unexercisable options and warrants, and the number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2014 are shown below:

	As of December 31, 2014
	Number of Shares Subject to Outstanding Options or Warrants		Number of Shares of Unvested Restricted Stock
Director	Exercisable	Unexercisable
Christopher F. Brogdon	662,288	—	50,731
Michael J. Fox	21,667	51,865	—
Peter J. Hackett	37,167	—	37,911
Brent Morrison	—	51,865	—
Philip S. Radcliffe	61,013	—	50,731
Laurence E. Sturtz	81,007	—	37,911

(4)
Represents a restricted stock grant of 19,231 shares of common stock with a grant price of $3.90 per share and vesting as to one-third of the shares each year for three years on the anniversary of the grant date of December 17, 2014.

(5)
Represents (i) $105,000 paid to Mr. Brogdon in 2014 pursuant to his Consulting Agreement with the Company; (ii) $100,000 paid to Mr. Brogdon pursuant to an amendment to the Consulting Agreement executed in May 2014; and (iii) $255,000 remaining due to Mr. Brogdon pursuant to his Consulting Agreement that was offset against the remaining amount owed by Mr. Brogdon to the Company under the promissory note related to our consolidating variable interest entity. See under “Certain Relationships and Related Party Transactions – Related Party Transactions” the subsections “– Riverchase,” “– Promissory Note Issued by Brogdon,” “– Letter Agreement with Brogdon” and “– Brogdon Consulting Agreement.”

(6)
Represents an option granted to purchase 51,865 shares of common stock with an exercise price of $3.90 per share and vesting as to one-third of the shares each year for three years on the anniversary of the grant date of December 17, 2014.

(7)	Represents a restricted stock grant of 6,411 shares of common stock with a grant price of $3.90 per share and vesting on December 17, 2015.

EXECUTIVE COMPENSATION
Executive Officers
The following table sets forth certain information with respect to our current executive officers as of October 19, 2015. Our executive officers serve at the discretion of the Board, subject to applicable employment agreements. See “Executive Compensation – Employment Agreements With Current Officers.”

Name	Age	Position
William McBride, III	55	Chairman of the Board and Chief Executive Officer
Allan J. Rimland	52	Director, President, Chief Financial Officer and Corporate Secretary

For biographical information for Messrs. McBride and Rimland, see “Board of Directors – Directors and Director Nominees.”
Executive Compensation Tables
Summary Compensation Table. The following table sets forth the compensation paid to, earned by or accrued for our principal executive officer and our other most highly compensated executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2014 (collectively, our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non‑Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William McBride III, Chairman, Chief Executive Officer and Former President (principal executive officer)
	2014	75,000	75,000(2)	673,500 (3)	503,774(3)	—	—	—	1,327,274
David A. Tenwick, Former Interim President and Chief Executive Officer
	2014	60,000(4)	—	75,001(5)	—	—	—	82,000(6)	217,001
Boyd Gentry, Former President and Chief Executive Officer	2014	185,417	—	—	—	—	—	803,416(7)	988,833
	2013	447,917	—	—	379,820(8)	—	—	6,825(9)	834,562
David Rubenstein, Former Chief Operating Officer	2014	300,000	138,938	—	—	—	—	353,687(10)	792,625
	2013	325,000	25,000	—	25,000(11)	—	—	1,080(12)	376,080
Ronald W. Fleming, Former Chief Financial Officer	2014	204,326	—	—	—	—	—	13,040(13)	217,366
	2013	163,146	80,000	130,200(14)	233,907(15)	—	—	1,686(16)	608,939
Sheryl A. Wolf, Former Senior Vice President, Controller and Chief Accounting Officer	2014	209,060	27,522	—	—	—	—	—	236,582
	2013	168,128	—	—	55,000(17)	—	—	—	223,128

(1)	The amounts set forth under “Stock Awards” and “Option Awards” reflect the full aggregate grant date fair value of the awards.

(2)
Represents a $50,000 cash bonus and a $25,000 stock bonus awarded to Mr. McBride by the Compensation Committee on May 12, 2015, in respect of services for the period from October 10, 2014 through December 31, 2014. The stock bonus was paid through the issuance of 6,157 shares of restricted common stock with a grant date fair value at $4.06 per share, which vested on issuance, pursuant to the Company’s 2011 Stock Incentive Plan.

(3)
Represents: (i) a restricted stock award of 150,000 shares of common stock with a grant price of $4.49 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of October 10, 2014; and (ii) a warrant to purchase 300,000 shares of common stock with an exercise price of $4.49 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of October 10, 2014.

(4)	Represents compensation of $12,000 per month paid to Mr. Tenwick for serving as the Company’s Interim Chief Executive Officer and President from June 1, 2014 to October 10, 2014.

(5)
Represents a restricted stock grant of 19,231 shares of common stock with a grant price of $3.90 per share and vesting as to one-third of the shares each year for three years on the anniversary of the grant date of December 17, 2014.

(6)	Represents fees earned and paid to Mr. Tenwick during 2014 for serving as the Company’s Chairman of the Board.

(7)
Represents: (i) salary retirement and continuation costs of $799,615 pursuant to Mr. Gentry’s separation agreement effective June 1, 2014; (ii) matching contributions to the Company’s 401(k) plan for Mr. Gentry in the amount of $2,188; and (iii) group term life insurance paid for Mr. Gentry in the amount of $1,613.

(8)
Represents: (i) an option to purchase 125,000 shares of common stock with an exercise price of $4.90 per share, which vest as follows: 41,662 shares on January 2, 2014, 41,663 shares on January 2, 2015, and 41,675 shares on January 2, 2016; and (ii) an option granted pursuant to the Cash Compensation Reduction Program described below in “– Employment and Separation Agreements With Former Officers – Boyd P. Gentry” in respect of 2014 compensation to purchase 27,778 shares of common stock with an exercise price of $4.06 per share, which vests one-twelfth during each month of the year ended December 31, 2014. Both options expired in July 2015.

(9)	Represents: (i) matching contributions to the Company’s 401(k) plan for Mr. Gentry in the amount of $4,479; and (ii) group term life insurance paid for Mr. Gentry in the amount of $2,346.

(10)
Represents: (i) salary retirement and continuation costs of $352,605 pursuant to Mr. Rubenstein’s separation agreement effective December 31, 2014; and (ii) group term life insurance paid for Mr. Rubenstein in the amount of $1,082.

(11)
Represents an option granted pursuant to the Cash Compensation Reduction Program described below in “– Employment and Separation Agreements With Former Officers – David Rubenstein” in respect of 2014 compensation to purchase 13,889 shares of common stock with an exercise price of $4.06 per share, which vests one-twelfth during each month of the year ended December 31, 2014. This option expired in January 2015.

(12)	Represents group term life insurance paid for Mr. Rubenstein in the amount of $1,080.

(13)	Represents: (i) paid vacation costs of $11,144 and (ii) group term life insurance paid for Mr. Fleming in the amount of $1,896.

(14)
Represents an award of 30,000 shares of restricted common stock, granted pursuant to Mr. Fleming’s employment agreement with the Company on December 23, 2013, which award vests as follows: 10,000 shares on May 15, 2014, 10,000 shares on May 15, 2015, and 10,000 shares on May 15, 2016. Of these shares, 20,000 shares were forfeited upon Mr. Fleming’s resignation in October 2014.

(15)
Represents: (i) a warrant to purchase 70,000 shares of common stock with an exercise price of $5.90 per share, which vest as follows: 23,333 shares on May 15, 2014, 23,333 shares on May 15, 2015, and 23,334 shares on May 15, 2016; and (ii) an option granted pursuant to the Cash Compensation Reduction Program described below in “- Employment and Separation Agreements With Former Officers - Ronald W. Fleming” in respect of 2014 compensation to purchase 11,111 shares of common stock with an exercise price of $4.06 per share, which vests one-twelfth during each month of the year ended December 31, 2014. With respect to the warrant, 46,667 shares underlying the warrant were forfeited upon Mr. Fleming’s resignation in October 2014. The option expired in November 2014.

(16)	Represents group term life insurance paid for Mr. Fleming in the amount of $1,686.

(17)
Represents an option to purchase 25,000 shares of common stock with an exercise price of $4.30 per share, which vest as follows: 8,333 shares on April 17, 2014, 8,333 shares on April 17, 2015 and 8,334 shares on April 17, 2016. The option expired in May 2015.

Outstanding Equity Awards at Fiscal Year‑End Table. The Outstanding Equity Awards at Fiscal Year‑End table below sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2014:

	OPTIONS/WARRANTS AWARDS					STOCK AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)— Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Stock that is Not Vested	Equity Incentive Plan Award: Total Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
William McBride III(1), Chairman, Chief Executive Officer and Former President	—	300,000	—	$4.49	10/10/2024	—	—	150,000	673,500
David A. Tenwick(2), Former Chairman, Interim President and Chief Executive Officer	246,722(3)	—	—			50,731(4)	—	—	—
Boyd Gentry (5), Former President, Chief Executive Officer	—	—	—			—	—	31,500	135,450
David Rubenstein, Chief Operating Officer	69,993 105,000 13,889	— — —	— — —	$ 3.93 $ 4.58 $ 4.06	12/19/2021 12/19/2021 11/12/2023	—	—	—	—
Ronald W. Fleming, Former Chief Financial Officer	23,333	—	—	$5.90	5/15/2023	—	—	—	—
Sheryl A. Wolf (6), Senior Vice President, Controller and Chief Accounting Officer	8333	16667	—	4.30	4/17/2023	—	—	—	—

(1)
Warrant vests on the following schedule: 100,000 shares on October 10, 2015, 100,000 shares on October 10, 2016, and 100,000 shares on October 10, 2017; restricted shares vest on the following schedule: 50,000 shares on October 10, 2015, 50,000 shares on October 10, 2016, and 50,000 shares on October 10, 2017.

(2)	Mr. Tenwick did not receive any stock compensation related to his appointment as Interim President and Chief Executive Officer during 2014.

(3)
Represents: (i) options to purchase 27,778 shares of common stock at an exercise price of $4.06 per share; (ii) warrants to purchase 109,472 shares of common stock at an exercise price of $1.93 per share; and (iii) warrants to purchase 109,472 shares of common stock at an exercise price of $1.04 per share. On July 1, 2014, Mr. Tenwick sold an aggregate total of 218,946 fully vested and unexercised warrants for a total sale price of $328,419 to Park City Capital Offshore Master, Ltd., an affiliate of Mr. Fox, a director of the Company. Mr. Tenwick sold an additional 109,472 fully vested and unexercised warrants for a sale price of $281,343 to Park City Capital Offshore Master, Ltd. on February 20, 2015.

(4)
Represents: (i) a restricted stock grant of 31,500 shares of common stock with a grant price of $3.20 per share and vesting on June 1, 2015; and (ii) a restricted stock grant of 19,231 shares of common stock with a grant price of $3.90 per share and vesting as to one-third of the shares each year for three years on the anniversary of the grant date of December 17, 2014.

(5)	31,500 restricted shares vest on June 1, 2015.

(6)
Options vest on the following schedule: 8,333 shares on April 17, 2014, 8,333 shares on April 17, 2015 and 8,334 shares on April 17, 2016. These options were forfeited upon Ms. Wolf’s resignation effective May 1, 2015.

Employment Agreements With Current Officers
William McBride, III. We have entered into an employment agreement with William McBride, III, effective October 10, 2014, which was amended on March 25, 2015. Pursuant to the employment agreement, as amended, the Company will employ Mr. McBride as its Chief Executive Officer on the following terms: (i) the Company will pay to Mr. McBride an annual base salary of $300,000, subject to increase by the Compensation Committee; (ii) Mr. McBride will be eligible to earn an annual bonus based on achievement of performance goals established by the Compensation Committee of up to 100% of his base salary; and (iii) the Company will provide Mr. McBride with such other benefits as other senior executives of the Company receive. Pursuant to the employment agreement, the Company will employ Mr. McBride for an initial term of three years, subject to automatic consecutive renewal terms of one year unless notice of non-renewal is provided pursuant to the employment agreement.
In connection with Mr. McBride’s employment, the Company granted to Mr. McBride: (i) on October 10, 2014, 150,000 shares of restricted common stock, which shall vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (ii) on January 1, 2015, 50,000 shares of restricted common stock, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; and (iii) on October 10, 2014, a ten-year warrant to purchase 300,000 shares of common stock, with an exercise price of $4.49, which vests as to one-third of the shares on each of the three subsequent anniversaries of the grant date. The awards of restricted common stock were granted under the Company’s 2011 Stock Incentive Plan. Under the employment agreement, the Company also will pay to Mr. McBride an additional bonus during each applicable year to reimburse him for any state and federal income tax liability he incurs as a result of the vesting of his restricted stock awards (whether by the passage of time or upon acceleration of vesting), which bonus amount shall be “grossed up” to compensate Mr. McBride for the additional tax liability of such bonus.
If Mr. McBride is terminated for cause, then he shall receive any accrued but unpaid salary through his termination date. If Mr. McBride terminates his employment without good reason, then he shall receive any accrued but unpaid salary through his termination date and any earned but unpaid bonus amounts with respect to the preceding completed fiscal year.
In the event that: (i) Mr. McBride is terminated without cause; (ii) Mr. McBride terminates his employment for good reason; (iii) Mr. McBride is terminated in a change of control termination; or (iv) the Company declines to renew the employment agreement after its initial term or any subsequent term, then: (a) except in the case of a nonrenewal by the Company, Mr. McBride will receive a lump sum amount equal to $700,000 if the termination date occurs prior to October 10, 2017 and two times his then−current base salary if the termination date occurs thereafter; (b) in the case of nonrenewal by the Company, Mr. McBride will receive a lump sum amount equal to two times his then−current base salary; (c) the awards of restricted stock and the warrant granted to Mr. McBride shall automatically accelerate so as to be fully vested as of his termination date; and (d) Mr. McBride will be reimbursed for monthly premiums paid by him under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months.
In the event Mr. McBride is terminated due to his death or disability, Mr. McBride (or his estate or beneficiaries, as the case may be) shall receive a lump sum severance payment equal to all accrued and unpaid salary through the date of termination plus a pro−rata bonus payment amount calculated as the product of any bonus Mr. McBride would have earned for the fiscal year times a fraction representing the portion of the year he was employed prior to such termination.
For purposes of the employment agreement: (i) a termination shall be deemed for “cause,” only if it is based upon conviction of (or pleading guilty or nolo contendere to) a felony, material disloyalty to the Company, or Mr. McBride having engaged in unethical or illegal behavior which is of a public nature and results in material damage to the Company; (ii) “good reason” means a material diminution in Mr. McBride’s authority or responsibilities, a material change in the geographic location at which Mr. McBride must regularly perform the services to be performed by him, any other action or inaction that constitutes a material breach by the Company of the employment agreement, or, subject to certain notice and cure provisions, the failure by the Company to continue in effect any material benefit plan in which Mr. McBride participates and such failure occurs during the period commencing three months prior to a change of control (as defined in the agreement) and ending one year after a change of control; and (iii) a “change of control termination” means that, during the three months prior, or within one year after, a change of control, Mr. McBride is terminated without cause or he terminates his employment for good reason.
Allan J. Rimland. On March 25, 2015, the Board appointed Allan J. Rimland to serve as the Company’s President and Chief Financial Officer, effective April 1, 2015, and Corporate Secretary, effective May 1, 2015. In connection with Mr. Rimland’s appointment, the Company and Mr. Rimland executed an employment agreement, effective as of April 1, 2015, pursuant to which the Company will employ Mr. Rimland as its President and Chief Financial Officer on the following terms: (i) the Company will pay to Mr. Rimland an annual base salary of $250,000, subject to increase by the Compensation Committee; (ii) Mr. Rimland will be eligible to earn an annual bonus based on achievement of performance goals established by the Compensation Committee of up to 100% of his base salary; and (iii) the Company will provide Mr. Rimland with such other benefits as other senior executives of the Company receive. Pursuant to the employment agreement, the Company will employ Mr. Rimland for an initial term of three years, subject to automatic consecutive renewal terms of one year unless notice of non−renewal is provided pursuant to the employment agreement.
In connection with Mr. Rimland’s employment, the Company granted to Mr. Rimland on April 1, 2015: (i) pursuant to the Company’s 2011 Stock Incentive Plan, 125,000 shares of restricted common stock, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; and (ii) a ten-year warrant to purchase 275,000 shares of common stock with an exercise price per share equal to $4.25. The warrant vests as to one-third of the shares on each of the three subsequent anniversaries of the grant. Under the employment agreement, the Company also will pay to Mr. Rimland an additional bonus during each applicable year to reimburse him for any state and federal income tax liability he incurs as a result of the vesting of the restricted stock award (whether by the passage of time or upon acceleration of vesting), which bonus amount shall be “grossed up” to compensate Mr. Rimland for the additional tax liability of such bonus.
If Mr. Rimland is terminated for cause, then he shall receive any accrued but unpaid salary through his termination date. If Mr. Rimland terminates his employment without good reason, then he shall receive any accrued but unpaid salary through his termination date and any earned but unpaid bonus amounts with respect to the preceding completed fiscal year.
In the event that: (i) Mr. Rimland is terminated without cause; (ii) Mr. Rimland terminates his employment for good reason; (iii) Mr. Rimland is terminated in a change of control termination; or (iv) the Company declines to renew the employment agreement after its initial term or any subsequent term, then: (a) Mr. Rimland will receive a lump sum amount equal to two times his then−current base salary; (b) the restricted stock award and the warrant shall automatically accelerate so as to be fully vested as of his termination date; and (c) Mr. Rimland will be reimbursed for monthly premiums paid by him under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months. In the event Mr. Rimland is terminated due to his death or disability, Mr. Rimland (or his estate or beneficiaries, as the case may be) shall receive a lump sum severance payment equal to all accrued and unpaid salary through the date of termination plus a pro-rata bonus payment amount calculated as the product of any bonus Mr. Rimland would have earned for the fiscal year times a fraction representing the portion of the year he was employed prior to such termination.
For purposes of the employment agreement, the terms “cause,” “good reason” and a “change of control termination” have the same meanings as such terms are defined in the Employment Agreement between the Company and Mr. McBride. See “Executive Compensation – Employment Agreements with Current Officers – William McBride, III.”

Employment and Separation Agreements With Former Officers
Boyd P. Gentry. Boyd P. Gentry stepped down from his position as President and Chief Executive Officer of the Company and his position as a member of the Board, effective June 1, 2014. The Company entered into a separation agreement with Mr. Gentry pursuant to which the Company deposited on behalf of Mr. Gentry: (i) the sum of $452,500, less applicable withholding and authorized deductions, on June 9, 2014; and (ii) the sum of $33,750 per month, less applicable withholding and authorized deductions, for the ten consecutive months thereafter, with the first payment made on July 1, 2014 and the last payment made on April 1, 2015. The Company paid these severance payments into an escrow account maintained by an escrow agent who released the funds to Mr. Gentry in six monthly payments which commenced on December 1, 2014 and ended on May 1, 2015.
Prior to his separation from the Company, Mr. Gentry was employed pursuant to an employment agreement, effective January 10, 2011, under which Mr. Gentry received an annual salary of $450,000 from January 1, 2013 until his separation from the Company. Pursuant to the Cash Compensation Reduction Program adopted by the Compensation Committee and the Board in November 2013, and in respect of the year ended December 31, 2014, Mr. Gentry agreed to accept $50,000 of his salary payable in options to purchase common stock issued pursuant to the Company’s 2011 Stock Incentive Plan in lieu of cash compensation otherwise payable to him. As a result of Mr. Gentry’s separation from the Company, all vested but unexercised options terminated thirty days thereafter. The employment agreement also provided for certain severance payments and benefits in connection with the termination of Mr. Gentry’s employment; however, all such payments and benefits were replaced with those provided in the separation agreement.
Ronald W. Fleming. Ronald W. Fleming resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company effective October 8, 2014. We did not enter into a separation agreement with Mr. Fleming and he received, upon such resignation, all accrued but unpaid base salary in accordance with the terms of his employment agreement, effective May 15, 2013. Mr. Fleming did not receive any other severance payments upon his resignation.
Prior to his resignation, Mr. Fleming was employed pursuant to the employment agreement, under which Mr. Fleming received an annual salary of $270,000 and an annual bonus with a target amount equal to at least 75% of the annual salary (provided, however, that the bonus paid for 2013 was equal to $80,000), based on reasonably expected performance. Pursuant to the Cash Compensation Reduction Program and in respect of the year ended December 31, 2014, Mr. Fleming agreed to accept $20,000 of his salary payable in options to purchase common stock issued pursuant to the Company’s 2011 Stock Incentive Plan in lieu of cash compensation otherwise payable to him. Pursuant to the employment agreement: (i) on May 15, 2013, Mr. Fleming received equity compensation in the form of a warrant to purchase 70,000 shares of common stock, with an exercise price equal to $5.90 per share, which was originally scheduled to vest as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date; and (ii) on December 23, 2013, Mr. Fleming received 30,000 shares of restricted common stock, which were originally scheduled to vest as to one-third of the shares on each of May 15, 2014, May 15, 2015 and May 15, 2016. Thirty days after his resignation, all vested but unexercised equity awards held Mr. Fleming expired.
David Rubenstein. On August 11, 2014, the Company entered into a separation agreement with Mr. Rubenstein, pursuant to which the Company and Mr. Rubenstein agreed that he would cease serving as the Company’s Chief Operating Officer effective December 31, 2014, and that the termination of his employment would be deemed to be without cause. Pursuant to the separation agreement: (i) Mr. Rubenstein became eligible for the full amount of his annual bonus (with the bonus amount calculated pursuant to the terms of his employment agreement) based on the Company’s performance through September 30, 2014; and (ii) in the event of a “change in control” (as such term is defined in his employment agreement), the severance payments and benefits Mr. Rubenstein would otherwise be entitled to receive pursuant to his employment agreement would be immediately payable in a lump sum. Except for the foregoing, the terms of Mr. Rubenstein’s employment agreement remain unchanged by the separation agreement. Pursuant to the separation agreement and the employment agreement, Mr. Rubenstein became entitled to receive, in connection with his separation from the Company, a bonus in the amount of $138,938 and severance payments in the amount $352,605. The amount of the severance payments equal his annual salary plus accrued but unpaid vacation and is payable in substantially equal monthly installments for a period of twelve (12) months after his termination date. For such period, Mr. Rubenstein and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers.
Prior to his separation from the Company, Mr. Rubenstein was employed pursuant to an employment agreement, effective December 19, 2011, under which Mr. Rubenstein received an annual salary of $325,000 for 2013 and 2014 and an annual performance bonus of up to 75% of the annual salary based on standards established by the Compensation Committee. Pursuant to the Cash Compensation Reduction Program and in respect of the year ended December 31, 2014, Mr. Rubenstein accepted $25,000 of his annual salary in options to purchase common stock issued pursuant to the Company’s 2011 Stock Incentive Plan in lieu of cash compensation otherwise payable to him. Thirty days after his resignation, all vested but unexercised option awards held by Mr. Rubenstein expired.
David A. Tenwick. On May 29, 2014, the Board appointed Mr. Tenwick (our then Chairman of the Board) to serve as the Company’s Interim President and Chief Executive Officer effective June 1, 2014. For such service, Mr. Tenwick received compensation of $12,000 per month in addition to the compensation he earned in his capacity as Chairman of the Board. Mr. Tenwick ceased serving as Interim President and Chief Executive Officer upon Mr. McBride’s appointment thereto, effective October 10, 2014, and ceased serving as Chairman of the Board upon Mr. McBride’s appointment thereto, effective March 25, 2015. Mr. Tenwick continues to serve as a director.
Sheryl A. Wolf. Sheryl A. Wolf, the Company’s former Senior Vice President, Controller and Chief Accounting Officer, resigned from the Company effective May 1, 2015. Ms. Wolf received: (i) a $25,000 bonus for the timely filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014; (ii) a $25,000 bonus for the timely filing of the 2014 Annual Report; (iii) a bonus of $27,522 for the Company’s performance through September 30, 2014; and (iv) a retention bonus of $21,093 for remaining employed by the Company through March 31, 2015. The Company did not enter into an employment agreement or separation agreement with Ms. Wolf.
Stock Incentive Plan
At our 2011 Annual Meeting held on June 3, 2011, the shareholders adopted the 2011 Stock Incentive Plan. The 2011 Stock Incentive Plan is intended to further the growth and profitability of our Company by providing increased incentives to encourage share ownership on the part of key employees, officers, directors, consultants and advisors who render services to us and any future parent or subsidiary of ours, including our named executive officers. The 2011 Stock Incentive Plan permits the granting of stock options and restricted stock awards (collectively, “Awards”) to eligible participants. At our 2012 Annual Meeting held on June 1, 2012, the shareholders adopted an amendment to the 2011 Stock Incentive Plan that increased the maximum number of shares of Company stock that may be granted under the 2011 Stock Incentive Plan from 1,000,000 to an aggregate of 2,000,000 shares. Subject to the terms of the 2011 Stock Incentive Plan, the Compensation Committee has the sole discretion to determine the persons who will be granted Awards under the 2011 Stock Incentive Plan and the terms and conditions of such Awards, and to construe and interpret the 2011 Stock Incentive Plan. The Compensation Committee is also responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect transactions such as stock splits and dividends. The Compensation Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers: (i) with respect to Section 16 reporting persons; or (ii) in any way which would jeopardize the 2011 Stock Incentive Plan’s qualifying under Section 162(m) of the Internal Revenue Code of 1986 or Rule 16b-3 promulgated under the Exchange Act. The 2011 Stock Incentive Plan allows for the exercise of options through cash, or with the consent of the Compensation Committee: (1) by tendering previously acquired shares; (2) by tendering a full recourse promissory note of the optionee; (3) through a cashless exercise without the payment of cash by reducing the number of shares of common stock that would be obtainable upon the exercise of the option; (4) through a brokerage transaction; or (5) through any combination of the foregoing. The 2011 Stock Incentive Plan provides the issuance of both incentive stock options and nonqualified stock options.
Retirement Programs
Our retirement programs are designed to facilitate the retirement of employees, including our named executive officers, who have performed for us over the long term. We currently maintain a 401(k) plan with a match of 50% of the first 2% of an employee’s contribution as well as non-qualified employee stock purchase program. The terms of these plans are essentially the same for all employees. Our named executive officers participate in the plans on the same basis as all other employees. We do not provide our named executive officers any special retirement benefits.
Frequency of Say-On-Pay
At the Annual Meeting of Shareholders held in 2013, the shareholders approved, on an advisory basis, the option which calls for the frequency of shareholder advisory votes on executive compensation (“say-on-pay”) to be held once every three years. In light of this voting result, the Company will include a say-on-pay vote in its proxy materials every three years until the next required vote on the frequency of say-on-pay. The next say-on-pay vote will occur at the Annual Meeting of Shareholders to be held in 2016.

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended December 31, 2014:
The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions, and it operates under a written charter adopted by the Board. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2014, with management and KPMG, the Company’s independent registered public accounting firm for the year ended December 31, 2014. Management is responsible for the presentation and integrity of the Company’s consolidated financial statements; selecting accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting for the year ended December 31, 2014; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.
KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in the 2014 Annual Report related to KPMG’s audit of the consolidated financial statements of the Company for the year ended December 31, 2014.
The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.
Based on the foregoing discussions with and reports of management and the independent registered accounting firm of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2014, be included in the 2014 Annual Report for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors,
Brent Morrison, Chair Michael J. Fox Philip S. Radcliffe

Fees and Services of Our Independent Registered Public Accounting Firm
Pursuant to appointment by the Audit Committee, KPMG has audited the financial statements of the Company and its subsidiaries for the years ended December 31, 2014 and 2013.
The following table sets forth the aggregate fees that KPMG billed to the Company for the years ended December 31, 2014 and 2013, respectively. All of the fees were approved by the Audit Committee in accordance with its policies and procedures.

	December 31,
(000’s)	2014	2013
Audit fees (total)(1)	$519	$484
Audit‑related fees (total)(2)	43	92
Tax fees	—	—
All other fees	—	—
Total fees	$562	$576

(1)
Audit fees include fees associated with professional services rendered by KPMG for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	Audit related fees include fees for the audit of our HUD-financed properties and additional services related to acquisitions, registration statements and other regulatory filings.
Pre‑Approval Policy
The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to completion of the audit.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Riverchase. On April 9, 2010, Riverchase Village ADK, LLC (“Riverchase”), then a wholly owned subsidiary of the Company, entered into a Purchase Agreement with an Oklahoma limited liability company controlled by a bank to acquire the assets of Riverchase Village, a 105-bed assisted living facility located in Hoover, Alabama, for a purchase price of approximately $5.0 million. On June 22, 2010, the Company assigned to Mr. Brogdon (a director of the Company, beneficial owner of more than 5% of the common stock and the Company’s former Chief Acquisition Officer) 100% of the membership interests in Riverchase. On June 25, 2010, Riverchase, then owned by Mr. Brogdon, purchased the Riverchase Village facility pursuant to the terms of the Purchase Agreement.
In connection with financing of the acquisition of the Riverchase Village facility, Riverchase borrowed from the Medical Clinic Board of the City of Hoover the proceeds from the issuance of $5.8 million First Mortgage Healthcare Facility Revenue Bonds (Series 2010 A) and $0.5 million First Mortgage Revenue Bonds (Series B), which proceeds were used to acquire Riverchase Village facility, pay the cost of certain repairs and improvements to Riverchase Village, fund certain services and pay the cost of the issuance of the bonds. As part of the financing, AdCare guaranteed Riverchase’s obligations under the bonds. See Part II, Item 7, “Management Discussion and Analysis of Financial Coalition – Notes Payable and Other Debt – Senior Debt – Bonds, Net of Discount – Riverchase” of the 2014 Annual Report.

As consideration for the assignment of 100% of the membership interests in Riverchase to Mr. Brogdon and AdCare’s guaranteeing the bonds, Mr. Brogdon granted to a wholly owned subsidiary of the Company an exclusive and irrevocable option pursuant to an Option Agreement to acquire Riverchase (the “Riverchase Option”) through June 22, 2012 for an exercise price of $100,000 and otherwise under the same terms and conditions set forth in the Purchase Agreement. In addition, another wholly owned subsidiary of the Company entered into a five-year year Management Agreement with Riverchase pursuant to which such subsidiary supervised the management of the Riverchase Village facility for a monthly fee equal to 5% of the monthly gross revenues of the Riverchase Village facility. On June 22, 2013, the Company subsidiary and Riverchase agreed to mutually terminate the management agreement.
On July 26, 2012 and June 22, 2013, the Company subsidiary and Mr. Brogdon amended the Option Agreement to extend the last date on which the Riverchase Option may be exercised through June 22, 2013 and June 22, 2014, respectively. The Riverchase Option was subsequently extended to June 22, 2015. See “– Letter Agreement with Brogdon.”
On June 11, 2015, Riverchase entered into an asset purchase agreement with Omega Communities, LLC (“Omega”) to sell the Riverchase Village facility. The purchase price for the Riverchase facility was originally $6.8 million and was originally scheduled to close on or before July 31, 2015, subject to Omega’s right to extend the closing date to August 31, 2015. On August 6, 2015, Riverchase and Omega amended the purchase agreement to: (i) extend the closing date of the sale to August 31, 2015, subject to the Omega’s right to extend the closing date to September 30, 2015; (ii) increase the earnest money deposited by Omega by $100,000; and (iii) increase the purchase price by $100,000 to $6.9 million. It is the Company's understanding that Riverchase and Omega are currently in discussions to further amend the asset purchase agreement to provide for a closing on or before November 30, 2015. The sale is subject to the completion of satisfactory due diligence, the receipt of required licenses and other state regulatory approvals, and the satisfaction of other customary closing conditions.
See “– Letter Agreement with Brogdon” for a further description of the agreements with respect to the Riverchase Village facility and related matters.
Promissory Note Issued By Brogdon. On December 31, 2013, the Company notified certain entities controlled by Mr. Brogdon of the Company’s intent to terminate the management agreements between subsidiaries of the Company and such Brogdon entities under which the Company subsidiaries managed five skilled nursing facilities located in Oklahoma owned by the Brogdon entities and the Harrah Nursing Center, McLoud Nursing Center and Mecker Nursing Center, also owned by the Brogdon entities. Pursuant to the Letter Agreement discussed under “– Letter Agreement with Brogdon” below: (i) the parties agreed to terminate the management agreements effective March 1, 2014 and (ii) Mr. Brogdon executed a promissory note in favor of the Company in principal amount of $523,663 which represented amounts owed as of March 1, 2014 (a) by the Brogdon entities pursuant to the management agreements and (b) by GL Nursing, LLC (an entity controlled by Mr. Brogdon) to the Company in connection with the Company’s assignment to GL Nursing, LLC in May 2012 of the Company’s rights to acquire a 141-based skilled nursing facility located in Lonoke, Arkansas, known as Golden Years Manor. The promissory note was originally payable in five equal monthly installments commencing on September 1, 2014 and ending on December 31, 2014, and did not bear interest. See “ – Harrah, McLoud and Meeker” and “– Oklahoma Facilities” below for a further description.
Letter Agreement with Brogdon. On March 3, 2014, the Company and certain of its subsidiaries entered into a letter agreement, dated as of February 28, 2014 (the “Letter Agreement”), with Mr. Brogdon and entities controlled by him which: (i) extended the Riverchase Option until June 22, 2015; and (ii) reduced the purchase price for the exercise of the Riverchase Option to $1.00. Furthermore, the Letter Agreement provided that, upon the closing of the sale of the Riverchase Village facility to an arms-length third party purchaser, regardless of whether the Company has exercised the Riverchase Option, the net sales proceeds from such sale shall be distributed as follows: (a) one-half of the net sales proceeds will be paid to the Company; (b) the remaining net sales proceeds will be paid to the Company to satisfy the outstanding principal balance and interest (if any) then due under the promissory note issued by Mr. Brogdon in favor of the Company with an original principal amount of $523,663, with such payment to be applied in the order of scheduled amortization under the note; and (c) the balance of net sales proceeds will be paid to the Company.
On May 15, 2014, the Company and certain of its subsidiaries entered into an Amendment to the Letter Agreement (the “Letter Agreement First Amendment”), pursuant to which the Company paid $92,323 (the “Tax Payment”) to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on the Riverchase Village facility. The Company determined that it was in its best interest to make the Tax Payment in order to preserve the Company’s interest in the sale of the Riverchase Village facility. In connection with the Tax Payment, the parties also agreed to amend and restate the promissory note issued by Mr. Brogdon in favor of the Company to reflect a new principal amount of $615,986, which amount represents the original principal amount of the note plus the Tax Payment. Furthermore, the Letter Agreement First Amendment amended the Letter Agreement to provide that, if the closing of the sale of the Riverchase Village facility did not occur on or before December 31, 2014, then a payment of principal under the amended and restated promissory note equal to the Tax Payment will be due and payable to the Company on or before January 31, 2015.
On October 10, 2014, the Company and certain of its subsidiaries entered into a second amendment to the Letter Agreement, as amended (the “Letter Agreement Second Amendment”), with Mr. Brogdon and entities controlled by Mr. Brogdon, pursuant to which the Company reduced the principal amount of the promissory note issued by Mr. Brogdon by the amount equal to $92,323 (which represents the amount of the Tax Payment) plus $255,000 (which represents an offset of amounts owed by the Company to Mr. Brogdon under his Consulting Agreement with the Company). See “– Brogdon Consulting Agreement.”
The Letter Agreement Second Amendment also amended the Letter Agreement, as amended, to provide that upon the closing of the sale of the Riverchase Village facility to a third party purchaser, the net sales proceeds from such sale shall be distributed so that any net sales proceeds shall first be paid to the Company to satisfy the $177,323 outstanding under the note issued by Riverchase to the Company, which note is discussed below.
AdCare is a guarantor of Riverchase’s obligations with respect to certain revenue bonds issued by the City of Hoover in connection with the Riverchase Village facility, and in order to preserve the Company’s interest in the sale of the Riverchase Village facility, the Company made a payment in the amount of $85,000 (the “Principal Obligation”) on behalf of Riverchase with respect to its obligations under the bonds. On October 10, 2014, Riverchase issued a promissory note in favor of the Company in the principal amount of $177,323, which represented the amount of Tax Payment plus the Principal Obligation. The note does not bear interest and is due upon the closing of the sale of the Riverchase Village facility.
On March 25, 2015, the Company and certain of its subsidiaries entered into a third amendment to the Letter Agreement, as amended (the “Letter Agreement Third Amendment”), with Mr. Brogdon and entities controlled by him, pursuant to which Riverchase and the Company agreed to amend the promissory note issued by Riverchase to the Company to: (i) increase the principal amount due under the promissory note issued by Riverchase to the Company by any additional real property tax payments made by the Company with respect to the Riverchase Village facility and (ii) to state that such promissory note would not bear interest.
The Letter Agreement Third Amendment amended the Letter Agreement to provide a schedule for the payment to the Company of the net sales proceeds resulting from a sale of the Riverchase Village facility to a third-party purchaser. The net sales proceeds from such sale shall be distributed to the Company as follows: (i) an amount sufficient to satisfy all amounts due and owing under the promissory note issued by Riverchase to the Company; (ii) one-half of the then remaining net sales proceeds; (iii) an amount sufficient to satisfy the amounts due and owing under the promissory note issued by Mr. Brogdon to the Company; and (d) the then remaining balance of net sales proceeds.

In connection with the Letter Agreement Third Amendment, the Company and Mr. Brogdon agreed to amend the promissory note issued by Mr. Brogdon to the Company. Pursuant to this amendment, the principal balance plus any accrued interest under the promissory note issued by Mr. Brogdon to the Company shall be due and payable on the earlier of: (i) December 31, 2015; or (ii) the closing of the sale of the Riverchase Village facility.
Brogdon Consulting Agreement. In December 2012, the Company entered into a three-year consulting agreement with Mr. Brogdon for consulting services related to the acquisition and financing of skilled nursing facilities. Under the consulting agreement, Mr. Brogdon was originally entitled to receive: (i) $10,000 per month in year one, $15,000 per month in year two, and $20,000 per month in year three; and (ii) a success fee of $20,000 for each completed transaction, subject to certain limitations. In addition, no success fee would be payable for transactions involving leased facilities or transactions in which the overall consideration is less than $2,500,000. If the consulting agreement was terminated by the Company without cause, then the Company would provide severance pay to Mr. Brogdon calculated in accordance with the agreement.
On May 6, 2014, the Company and Mr. Brogdon amended the consulting agreement to: (i) eliminate the monthly payments; (ii) provide for an aggregate consulting fee equal to $400,000; (ii) increase the success fee from $20,000 to $25,000, provided that the success fee may not exceed $160,000 in any calendar year without a majority vote of the Board; and (iv) eliminate the severance pay originally payable to Mr. Brogdon upon termination of the original consulting agreement without cause. Under the amended consulting agreement, Mr. Brogdon also would have received a change of control fee of $500,000, if a change of control occurred on or before May 1, 2015, however no such fee became payable. The amended consulting agreement will terminate immediately upon a change of control and any accrued and unpaid success fee will be paid to Mr. Brogdon upon the closing of the change of control.
Pursuant to the amended consulting agreement, the Company made a one-time payment of $100,000 in respect of the $400,000 consulting fee on May 6, 2014, and was obligated to pay the remainder of the consulting fee in monthly payments of $15,000, which payments commenced on June 1, 2014. The amended consulting agreement further provided that if the Riverchase Village facility was sold prior to September 1, 2014, then the amount of the unpaid consulting fee would be reduced by (and offset against) the aggregate principal balance owed by Mr. Brogdon to the Company under the promissory note executed by Mr. Brogdon in favor of the Company, with any remaining balance of the consulting fee owed to Mr. Brogdon to be paid in cash at closing. However, because the sale of the Riverchase Village facility did not occur, the balance of the consulting fee owed to Mr. Brogdon by the Company in the amount of $255,000 was offset against the remaining amount owed by Mr. Brogdon to the Company under the promissory note, thereby reducing the principal amount of the promissory note to $268,663. See “Certain Relationships and Related Party Transactions – Related Party Transactions – Promissory Note Issued by Brogdon.”
The amended consulting agreement has an indefinite term, subject to the termination of the agreement by either party for cause (subject to a cure period) or by Mr. Brogdon without cause.
Settlement and Indemnification Agreement. On March 26, 2015, the Company and certain entities controlled by Mr. Brogdon entered into a Settlement and Indemnification Agreement with respect to: (i) certain claims made by the Brogdon entities in connection with management and administrative services provided by the Company to the Brogdon entities under various management agreements; and (ii) certain pending, or threatened, legal proceedings against the Company and certain of its subsidiaries, and Mr. Brogdon and certain entities controlled by him, including the litigation filed in the District Court of Oklahoma County, State of Oklahoma and described in Part I, Item 3, “Legal Proceedings” of the 2014 Annual Report (collectively, and including any unasserted claims arising from the management agreements, the “Adcare Indemnified Claims”). Pursuant to the Settlement and Indemnification Agreement, the Company contributed $600,000 towards the settlement of the litigation, and Mr. Brogdon and the Brogdon entities released the Company from any and all claims arising in connection with the management agreements and indemnified the Company with respect to the AdCare Indemnified Claims.

The litigation was settled pursuant to the settlement agreement described under Part I, Item 3, “Legal Proceedings” of the 2014 Annual Report. Mr. Gentry, the Company’s former Chief Executive Officer, and Mr. Brogdon are parties to such agreement.
Personal Guarantor on Loan Agreements. Mr. Brogdon serves as personal guarantor on certain loan agreements totaling $17.9 million entered into by the Company prior to 2015.
Harrah, McLoud and Mecker. On July 26, 2013, a wholly owned subsidiary of the Company entered into management agreements with entities controlled by Mr. Brogdon, which entities own the skilled-nursing facilities located in Oklahoma known as Harrah Nursing Center, McLoud Nursing Center and Mecker Nursing Center. Pursuant to the management agreements, the Company subsidiary managed the operations of these facilities. The management agreements had initial terms of five years with automatic renewal for one-year terms thereafter. Pursuant to the management agreements, the Brogdon entities which own the facilities agreed to pay the Company subsidiary a fee equal to 5% of the monthly gross revenues of the facilities. Effective March 1, 2014, the Company terminated the management agreements with respect to Harrah Nursing Center, McLoud Nursing Center and Mecker Nursing Center.
Oklahoma Facilities. Effective August 1, 2011, entities controlled by Mr. Brogdon acquired five skilled nursing facilities located in Oklahoma. In connection with the closing of this acquisition, a wholly owned subsidiary of the Company entered into five-year year management agreements with the Brogdon entities pursuant to which the Company subsidiary supervised the management of the facilities for a monthly fee equal to 5% of the monthly gross revenues of the facilities.
In December 2012: (i) the Brogdon entities entered into a $1.0 million senior secured credit agreement with Gemino Healthcare Finance, LLC (“Gemino”); and (ii) the Company subsidiary entered into a subordination agreement pursuant to which the Company subsidiary agreed to subordinate its right to payment of all management fees owed to it by the Brogdon entities to such credit agreement with Gemino. However, the Company subsidiary could continue to accept such management fees owed to it under the management agreements, so long as no event of default has occurred under the credit agreement entered into among Gemino and the Brogdon entities. Effective as of March 1, 2014, the Company terminated the management agreements with respect to the facilities. On March 3, 2014, the Company, Mr. Brogdon and the Brogdon entities entered into an agreement to provide for the transition of the management of the facilities from the Company to a third-party.
Park City Capital. On March 27, 2014, the Company accepted a Subscription Agreement from Park City Capital Offshore Master, Ltd. (“Park City Offshore”), an affiliate of Mr. Fox, pursuant to which the Company issued to Park City Offshore in March 2014 $1,000,000 in principal amount of convertible subordinated notes. Mr. Fox is a director of Park City Offshore, a director of the Company since October 2013, Lead Director since April 1, 2015 and a beneficial owner of 5% of the outstanding common stock. The promissory note was offered to and sold to Park City Offshore on the same terms and conditions as all other buyers in the offering. The Company repaid the convertible subordinated note issued to Park City Offshore on April 30, 2015, in accordance with its terms.
On March 31, 2015, the Company accepted a Subscription Agreement from Park City Capital Offshore, for a convertible subordinated note with an aggregate principal amount of $1,000,000 and, in connection therewith, issued such note to Park City Capital on April 30, 2015. The convertible subordinated note was offered to Park City Offshore on the same terms and conditions as all other investors in the offering except the note issued to Park City Capital Offshore is not subject to any adjustment to the conversion price for dilutive equity issuances (other than corporate events).
For a description of the arrangements between the Company and Mr. Fox regarding his service as a director, see “Board of Directors – Arrangements With Directors Regarding Election/Appointment.”

Thomas W. Knaup. From November 2014 through September 2015, Mr. Knaup provided certain insurance-related consulting services to the Company through an entity owned and controlled by him. In connection with such services, the Company issued to the entity in December 2014 a five-year warrant to purchase 224,758 shares of common stock at an exercise price of $4.04 per share. In September 2015, the Company and the entity terminated the consulting arrangement and the warrant, without it being exercised, and the Company paid $115,000 to the entity in connection therewith.
Doucet Asset Management, LLC. On June 30, 2015, Doucet Capital, LLC, Doucet Asset Management, LLC, Christopher L. Doucet and Suzette A. Doucet jointly filed with the SEC a Schedule 13D reporting beneficial ownership of greater than 5% of the common stock.
On March 31, 2015, the Company accepted Subscription Agreements from Christopher L. Doucet and Suzette A. Doucet for subordinated convertible notes with an aggregate principal amount of $250,000. The notes were offered to them on the same terms and conditions as all other investors in the offering. With respect to the offering of notes, Institutional Securities Corporation served as the placement agent and Doucet Asset Management, LLC, an affiliate of Mr. and Ms. Doucet, served as the selected dealer. In connection with the offering of notes, the Company paid to Institutional Securities Corporation a placement fee of $151,000.
Cantone. On August 21, 2015, Anthony J. Cantone, Cantone Research, Inc. (“CRI”), Cantone Asset Management, LLC (“CAM”), and certain other reporting persons filed with the SEC a Schedule 13G/A reporting beneficial ownership of greater than 5% of the common stock. On October 5, 2015, Mr. Cantone, CRI and CAM, and certain other reporting persons filed with the SEC a Schedule 13GA-2, which reported beneficial ownership of less than 5% of the common stock.
As part of a private placement offering in 2012 for which CRI acted as placement agent, the Company issued and sold to Mr. Cantone and CAM subordinated convertible notes due July 31, 2015, with an aggregate principal amount of approximately $6.4 million. On June 30, 2015, the Company entered into prepayment agreements with Mr. Cantone and CAM and, in connection therewith, prepaid the note held by Mr. Cantone in its entirety and partially prepaid the note held by CAM, leaving a principal balance of approximately $4.8 million with respect to such note. All but $1.5 million of such principal balance was repaid on the July 31, 2015 maturity date.

Effective July 31, 2015, the Company and CAM amended the note held by CAM to, among other things: (i) extend the maturity date with respect to $1.5 million of the principal amount of the note to October 31, 2017; (ii) increase the interest rate from 8.0% to 10.0% per annum; and (iii) increase the conversion price from $3.97 to $4.25 per share. Additionally, the amendment modifies the Company’s right to prepay the note so that the Company may prepay at any time, without penalty, upon 60 days prior notice, any portion of the outstanding principal amount and accrued and unpaid interest thereon with respect to the note; provided, however, that: (i) the shares of the common stock issuable upon conversion of the note have been registered for resale under the Securities Act of 1933, as amended; (ii) at any time after the issue date of the note, the volume-weighted average price of the common stock for ten consecutive trading days has equaled or exceeded 150% of the then-current conversion price; and (iii) such prepayment may not be effected prior to July 31, 2016. The amendment also affords each of CAM and the Company the right to cause the redemption of all or any portion of the principal amount of the note upon a change of control (as defined in the note) at a redemption price equal to 115% of the sum of (i) outstanding principal amount to be redeemed, plus (ii) the amount of accrued and unpaid interest thereon.

Pursuant to the amendment, the Company paid to CRI a fee equal to $37,500. The amendment also amends that certain Consulting Agreement, dated July 2, 2012, between the Company and CRI to: (i) reduce the annual consulting fee payable thereunder from approximately $50,000 to $15,000 and further reduce such fee proportionately upon each repayment, redemption or conversion of the principal amount of the note; and (ii) terminate the Consulting Agreement upon the earlier of October 31, 2017, or the conversion, redemption or prepayment of the entire principal amount of the note. The Consulting Agreement was originally executed by the parties in 2012 in connection with the Company’s private offering of 8% Subordinated Convertible Notes due July 31, 2015.
Red Rose Facility. In October 2011, pursuant to the terms of an Assignment of Lease and Landlord’s Consent, Rose Missouri Nursing, LLC, a wholly owned subsidiary of the Company, became the tenant and operator of the Red Rose facility, a 90-bed skilled nursing facility located in Cassville, Missouri. In connection with this transaction, Mr. Brogdon guaranteed the performance of the Company’s obligations under the Lease. In December 2012, the Company entered into agreements to indemnify Mr. Brogdon for such guarantees. On September 30, 2014, the Lease expired. The Company elected not to renew the lease agreement consistent with its strategic plan to transition to a healthcare property holding and leasing company.
Termination of Sublease.  On May 6, 2014, ADK Administrative Property, LLC, a wholly owned subsidiary of the Company (“ADK Admin”), and Winter Haven Homes, Inc. (“Winter Haven”), an entity controlled by Mr. Brogdon, entered into a sublease termination agreement, pursuant to which ADK Admin and Winter Haven terminated, effective as of May 31, 2014, that certain sublease agreement between them dated as of May 1, 2011. Pursuant to the sublease agreement, ADK Admin subleased from Winter Haven certain office space located at Two Buckhead Plaza, Atlanta, Georgia, with rent of approximately $5,000 payable monthly through November 2018. The sublease termination agreement terminated, as of May 31, 2014, all obligations of ADK Admin under the sublease agreement, including all obligations to pay rent.
Approval of Related Party Transactions
Each of the foregoing transactions was approved by the independent members of the Board without the related party having input with respect to the discussion of such approval. In addition, the Board believes that each of the foregoing transactions were necessary for the Company’s business and are on terms no less favorable to the Company than could be obtained from independent third parties. The Company’s policy of having the independent directors approve related party transactions is not evidenced by writing but has been the Company’s consistent practice.

STOCK OWNERSHIP
Ownership of the Common Stock
The following table furnishes information, as of October 19, 2015, as to shares of the common stock beneficially owned by: (i) each person or entity known to us to be the beneficial owner of more than 5% of the common stock; (ii) each of our director nominees, directors and our named executive officers identified in “Executive Compensation – Executive Compensation Table – Summary Compensation Table”; and (iii) our directors and executive officers as a group. As of October 19, 2015, there were [•] shares of the common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Outstanding Common Stock (3)
5% Beneficial Owners (Excluding Directors and Executive Officers):
Connie B. Brogdon (4)	1,667,727 (5)
Formidable Asset Management, LLC (6)	1,368,271 (7)
Park City Capital, LLC (8)	1,335,379 (9)
Doucet Asset Management, LLC (10)	1,603,346 (11)
Director Nominees, Continuing Directors and Executive Officers:
Christopher Brogdon	1,667,727 (12)
Michael J. Fox	1,335,379 (13)
Thomas W. Knaup	—
William McBride III	316,157 (14)
Brent Morrison	—
Philip S. Radcliffe	139,058 (15)
David A. Tenwick	515,900 (16)
Allan J. Rimland	145,000 (17)
All Directors and Executive Officers as a group:	4,119,221
Sheryl A. Wolf	—
David Rubenstein	174,993 (18)
Ronald W. Fleming	33,780 (19)
Boyd P. Gentry	95,323 (20)
All Former Officers as a Group:	304,096

* Less than one percent.

(1)	The address for each of our directors and executive officers is c/o AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076.

(2)
Except as otherwise specified, each individual has sole and direct beneficial voting and dispositive power with respect to shares of the common stock indicated. None of our director nominees, directors or named executive officers own any shares of Series A Preferred Stock. To our knowledge, no person or entity owns more than 5% of the Series A Preferred Stock.

(3)	Percentage is calculated based on [•] shares of common stock outstanding as of October 19, 2015.

(4)	The address for Connie B. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.

(5)
Includes: (i) 202,065 shares of common stock held directly by Christopher Brogdon (her spouse); (ii) 784,143 shares of common stock held by Connie B. Brogdon; (iii) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $3.46 per share; (v) warrants to purchase 115,762 shares of common stock held by Christopher Brogdon at an exercise price of $4.32 per share; (vi) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $5.71 per share; (vii) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $6.67 per share; (viii) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $7.62 per share; and (ix) 19,231 unvested restricted shares of common stock granted on December 17, 2014 which vest on the following schedule: (a) 6,410 shares on December 17, 2015; (b) 6,410 shares on December 17, 2016; and (c) 6,411 shares on December 17, 2017.

(6)	The address for Formidable Asset Management, LLC is 221 East 4th Street, Suite 2850, Cincinnati, Ohio 45202.

(7)
The information set forth in this table regarding Formidable Asset Management, LLC is based on a Schedule 13G filed with the SEC on August 14, 2015. Formidable Asset Management, LLC reports sole voting and dispositive power with respect to all of the 1,368,271 shares.

(8)	The address for Park City Capital, LLC is 200 Crescent Court, Suite 1575, Dallas, Texas 75201.

(9)
The information set forth in this table regarding Park City is based on a Form 4 and Schedule 13 D/A filed with the SEC by Michael J. Fox on February 23, 2015 and other information known to the Company. Park City Capital Offshore Master, Ltd. has sole voting and dispositive power with respect to 1,211,462 of the shares. Park City Special Opportunity Fund, Ltd. has sole voting and dispositive power with respect to 102,250 of the shares. Park City Capital, LLC has shared voting and dispositive power with respect to 1,300,640 of the shares. PCC SOF GP, LLC has shared voting and dispositive power with respect to 102,250 of the shares. Michael J. Fox has sole voting and dispositive power with respect to 21,667 of the shares and shared voting and dispositive power with respect to 1,300,640 of the shares. Park City Capital Offshore Master, Ltd. has a convertible promissory note convertible into 235,294 shares of common stock at a conversion price of $4.25 per share. The convertible promissory note is subject to certain beneficial ownership limitations.

(10)	The address for Doucet Asset Management, LLC is 2204 Lakeshore Drive, Suite 304, Birmingham, Alabama 35209.

(11)
The information set forth in this table regarding Doucet Asset Management, LLC is based on a Schedule 13D filed with the SEC by Doucet Asset Management and other reporting persons on June 30, 2015, and other information known to the Company. Doucet Capital, LLC has shared voting and dispositive power with respect to 1,603,346 of the shares. Doucet Asset Management, LLC has shared voting and dispositive power with respect to 1,603,346 of the shares. Christopher L. Doucet, managing member of Doucet Capital, LLC and CEO and control person of Doucet Asset Management, LLC, has shared voting and dispositive power with respect to 1,603,346 of the shares. Suzette A. Doucet, CFO and control person of Doucet Asset Management, LLC, has shared voting and dispositive power with respect to 1,603,346 of the shares.

(12)
Includes: (i) 784,143 shares of common stock held directly by Connie B. Brogdon (his spouse); (ii) 202,065 shares of common stock held by Christopher Brogdon; (iii) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $3.46 per share; (v) warrants to purchase 115,762 shares of common stock held by Christopher Brogdon at an exercise price of $4.32 per share; (vi) an option to purchase 105,000 shares of common stock at an exercise price of $5.71 per share; (vii) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $6.67 per share; (viii) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $7.62 per share; and (ix) 19,231 unvested restricted shares of common stock granted on December 17, 2014 which vest on the following schedule: (a) 6,410 shares on December 17, 2015; (b) 6,410 shares on December 17, 2016; and (c) 6,411 shares on December 17, 2017.

(13)
Includes: (i) 750,000 shares of common stock held by affiliates of Mr. Fox; (ii) options to purchase 21,667 shares of common stock held by Mr. Fox at an exercise price of $4.06 per share; (iii) a warrant to purchase 109,473 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $2.57 per share; (iv) a warrant to purchase 109,473 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $3.43 per share; (v) a warrant to purchase 109,472 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $1.93 per share; and (vi) a convertible promissory note held by an affiliate of Mr. Fox convertible into 235,294 shares of common stock at a conversion price of $4.25 per share. The convertible promissory note beneficially owned by Mr. Fox is subject to certain beneficial ownership limitations.

(14)
Includes: (i) 66,157 shares of common stock held by Mr. McBride; (ii) a warrant to purchase 100,000 shares of common stock at an exercise price of $4.49 per share; (iii) 100,000 unvested restricted shares of common stock granted on October 10, 2014 which vest on the following schedule: (a) 50,000 shares on October 10, 2016, and (b) 50,000 shares on October 10, 2017; and (iii) 50,000 unvested restricted shares of common stock granted on January 1, 2015 which vest on the following schedule: (a) 16,666 shares on January 1, 2016; (b) 16,667 shares on January 1, 2017; and (c) 16,667 shares on January 1, 2018.

(15)
Includes: (i) 72,356 shares of common stock held by Mr. Radcliffe; (ii) options to purchase 10,500 shares of common stock at an exercise price of $4.11 per share; (iii) options to purchase 26,667 shares of common stock at an exercise price of $4.06 per share; (iv) warrants to purchase 5,152 shares of common stock at an exercise price of $2.57 per share; and (v) warrants to purchase 5,152 shares of common stock at an exercise price of $3.43 per share; and (vi) 19,231 unvested restricted shares of common stock granted on December 17, 2014 which vest on the following schedule: (a) 6,410 shares on December 17, 2015; (b) 6,410 shares on December 17, 2016; and (c) 6,411 shares on December 17, 2017.

(16)
Includes: (i) 359,419 shares of common stock held by Mr. Tenwick; (ii) options to purchase 27,778 shares of common stock at an exercise price of $4.06 per share; (iii) warrants to purchase 109,472 shares of common stock at an exercise price of $1.04 per share; and (iv) 19,231 unvested restricted shares of common stock granted on December 17, 2014 which vest on the following schedule: (a) 6,410 shares on December 17, 2015; (b) 6,410 shares on December 17, 2016; and (c) 6,411 shares on December 17, 2017.

(17)
Includes: (i) 20,000 shares of common stock held by Mr. Rimland; and (ii) 125,000 unvested restricted shares of common stock granted on April 1, 2015 which vest on the following schedule: (a) 41,666 shares on April 1, 2016; (b) 41,667 shares on April 1, 2017; and (c) 41,667 shares on April 1, 2018.

(18)
Includes: (i) warrants to purchase 105,000 shares of common stock at an exercise price of $3.93 per share; and (ii) warrants to purchase 69,993 shares of common stock at an exercise price of $4.58 per share.

(19)	Includes (i) 10,447 shares of common stock held directly by Mr. Fleming; and (ii) warrants to purchase 23,333 shares of common stock at an exercise price of $5.90 per share.

(20)	Includes (i) 63,823 shares of common stock held directly by Mr. Gentry; and (ii) 31,500 shares of restricted stock that vested on June 1, 2015.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements since January 1, 2014, except that Ms. Wolf did not file a Form 3 when she assumed the role of our principal financial officer in October 2014 and Mr. Morrison was late on filing a Form 3 in October 2014.

ADDITIONAL INFORMATION
Other Business for Presentation at the Annual Meeting
The Board and management do not currently intend to bring before the Annual Meeting any matters other than those discussed in this proxy statement, nor are they aware of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of shareholders properly come before the Annual Meeting, the Proxy Holders intends to exercise the discretionary authority conferred by the proxies and vote the shares represented thereby in respect of any such other matter or business in accordance with their discretion.
2014 Annual Report
Consolidated financial statements for AdCare Health Systems, Inc. are included in the 2014 Annual Report, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549. A copy of the 2014 Annual Report (excluding exhibits) also will be furnished, without charge, by writing to the Corporate Secretary, 1145 Hembree Road, Roswell, Georgia 30076. The 2014 Annual Report is also available on the Investors page of our website at www.adcarehealth.com as well as at www.cstproxy.com/adcarehealth/2015.
Shareholder Proposals for Inclusion in the 2016 Proxy Statement
If any shareholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2016 Annual Meeting, then such proposal must be received by the Company not later than the close of business at 5:00 p.m., local time, on June 28, 2016, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, shareholder proposals pursuant to Rule 14a-8 under the Exchange Act are required to be submitted to the Company’s Corporate Secretary at our principal executive offices, located at 1145 Hembree Road, Roswell, Georgia 30076.
Procedures for Business Matters and Director Nominations for Consideration at the 2016 Annual Meeting
Section 2.15 of our Bylaws sets forth the procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at an annual or special meeting of shareholders. Set forth below is a summary of these procedures, including notice deadlines for the 2016 Annual Meeting.
Notice Requirements for Shareholder Proposals (Excluding Director Nominations). Section 2.15(a) of our Bylaws provides that no proposal for a shareholder vote (other than director nominations which are described below) shall be submitted by a shareholder (a “Shareholder Proposal”) to the Company’s shareholders unless the shareholder submitting such proposal (the “Proponent”) shall have filed a written notice which includes, among other things:

(i)
the name and business address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and all Persons (as defined in Section 2.15(a) of our Bylaws) acting in concert with the Proponent (or such beneficial owner), and the name and address of all of the foregoing as they appear on the Company’s books (if they so appear);

(ii)
the class and number of shares of the Company that are owned beneficially and of record by the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i);

(iii)	a description of the Shareholder Proposal containing all material information relating thereto, including the information identified in Section 2.15(a)(iv) of our Bylaws;

(iv)
a description of any agreement, arrangement or understanding with respect to the Shareholder Proposal between or among the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(v)
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proponent or such beneficial owner, with respect to the Company’s securities;

(vi)
a representation that the Proponent is a holder of record of the capital stock of the Company entitled to vote at the meeting, will so remain at the time of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(vii)
a representation whether the Proponent or any beneficial owner on whose behalf the Shareholder Proposal is being made intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the Shareholder Proposal or (b) otherwise to solicit proxies from shareholders in support of such Shareholder Proposal; and

(viii)
any other information relating to the Proponent and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies for the Shareholder Proposal under Section 14(a) of the Exchange Act.

The notice shall also include such other information as the Board reasonably determines is necessary or appropriate to enable it and the shareholders of the Company to consider the Shareholder Proposal. The information required by clauses (ii), (iv) and (v) above must be updated by the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being submitted not later than ten days following the record date for the meeting to disclose such information as of the record date.
The presiding officer at any shareholders’ meeting may determine that any Shareholder Proposal was not made in accordance with procedures prescribed by our Bylaws or otherwise is not in accordance with law, and if it is so determined, such officer will declare so at the meeting and the Shareholder Proposal will be disregarded. No provision of our Bylaws shall affect any rights of shareholder to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Notice Requirements for Director Nominations. Section 2.15(b) of our Bylaws provides that only persons who are selected and recommended by the Board or the committee of the Board designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth such section, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Company entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in Section 2.15(b) of our Bylaws.
Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which, as to each individual nominated, shall set forth, among other things: (i) the name, date of birth, business address and residence address of such individual; (ii) the educational background and the business experience during the past five years of such nomine, including the information identified in Section 2.15(b) of our Bylaws; (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such nominee in any public reporting company or any company registered as an investment company under the Investment Company Act of 1940; (v) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree in the proceedings described in Section 2.15(b) of our Bylaws; (vi) information regarding whether such nominee is subject to any disqualifications described in Rule 506(d)(1)(i) to (vii) under the Securities Act of 1933, as amended; (vii) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (viii) a written statement from the shareholder making the recommendation stating why such recommended candidate meets the criteria and would be able to fulfill the duties of a director; and (ix) a written representation and agreement that (a) such nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (b) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) such nominee, in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
In addition, the Nomination Notice shall set forth, as to the Person submitting the Nomination Notice, each beneficial owner, if any, on whose behalf the nomination is made and any Person acting in concert with such Persons, among other things: (i) the name and business address of such Person; (ii) the name and address of each such Person as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company that are owned beneficially and of record by each such Person; (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Persons, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, each such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each such Person, with respect to securities of the Company; (vi) a representation that the Person submitting the Nomination Notice is a holder of record of stock of the Company entitled to vote at such meeting, will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to make such nomination; (vii) a representation whether any such Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect each nominee or (b) otherwise to solicit proxies from shareholders in support of such nomination; and (viii) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.

The information required by clauses (iii), (iv) and (v) above shall be updated by the Person delivering such Nomination Notice and each beneficial owner, if any, on whose behalf the Nomination Notice is being submitted not later than ten days after the record date for the meeting to disclose such information as of the record date. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director of the Company. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by each nominee, shall be filed with any Nomination Notice.
If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by our Bylaws, the presiding officer will so declare to the meeting and the defective nomination will be disregarded.
Notice Deadlines. Nomination Notices and Shareholder Proposals in connection with an annual meeting shall be delivered to the Company’s Secretary at our principal executive office not less than 90 nor more than 120 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 calendar days earlier than, or 60 calendar days after, the anniversary of the previous year’s annual meeting, notice by a shareholder, to be timely, must be so received not later than: (i) the 90th day prior to the annual meeting: or (ii) if later, the close of business on the 10th day following the day on which public announcement is first made of the date of the annual meeting. Nomination Notices in connection with a special meeting at which directors are to be elected shall be delivered to the Company’s Secretary at our principal executive office not later than the close of business on: (i) the 90th prior to such special meeting or; (ii) if later, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the fact that directors are to be elected at such meeting.
In order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at the 2016 Annual Meeting, Shareholder Proposals and Nomination Notices in connection with such meeting must be delivered to the Company’s Secretary at the our principal executive offices, located at 1145 Hembree Road, Roswell, Georgia 30076 no earlier than June 28, 2016 and not later than July 28, 2016.

APPENDIX A

DECLASSIFICATION AMENDMENT
(Proposed Amendment to Our Articles of Incorporation)
I. Proposed Amendment to Section 4.1 of Our Articles of Incorporation:

4.1
~~Classified Board~~ Number, Election and Term of Directors. The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Corporation’s Bylaws and may be fixed by resolution of the Board of Directors. ~~The directors shall be divided into three classes, Class I, Class II and Class III. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the~~ Each director shall be elected at each annual meeting of shareholders ~~held during the year immediately following the year in which directors are initially elected as Class I directors, the terms of the initial Class I directors shall expire and a new Class I shall be elected for a term expiring at the third~~ and shall hold office until the next annual meeting of shareholders ~~following their election and upon the election and qualification of their respective successors; at the annual meeting of shareholders held during the second year following the year in which directors are initially elected as Class II directors, the terms of the initial Class II directors shall expire and a new Class II shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; and at the annual meeting of shareholders held during the third year following the year in which directors are initially elected as Class III directors, the terms of the initial Class III directors shall expire and a new Class III shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the Class of directors whose term expires at such annual meeting of shareholders shall be elected for a three-year term. Each director serving as a Class I, Class II or Class III director shall hold office until the expiration of the term for such Class~~ and until such director’s successor is elected and qualified, or until the earlier death, resignation or removal of such director.

II. Proposed Amendment to Section 4.3 of Our Articles of Incorporation:

4.3
Vacancies and Changes of Authorized Number. All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section 4.3 shall hold office until the next election of ~~the Class for which such director shall have been chosen and until such director’s successor is elected and qualified, or until the director’s earlier resignation, retirement, disqualification, removal from office or death; provided, however that a director chosen in accordance with this Section 4.3 to fill a newly- created directorship shall hold office only until the next election of directors by the~~ directors by shareholders and until such director’s successor is elected and qualified, or until ~~the~~ such director’s earlier death, resignation~~, retirement, disqualification,~~ or removal ~~from office or death~~. If the vacant ~~office~~ directorship was held by a

A-1

director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill ~~the~~ such vacancy.
III. Proposed Amendment to Section 4.4 of Our Articles of Incorporation:

4.4
Election of Directors by Holders of Preferred Stock. Notwithstanding any of the foregoing provisions in this Article IV, whenever the holders of any one or more classes of Preferred Stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the number of such directors, and the election, term of office, removal, filling of vacancies and other features of each such directorship, shall be governed by the ~~terms of these Articles of Incorporation and any designation of the~~ preferences, limitations and relative rights in respect of any such class or series ~~of Preferred Stock made pursuant to these Articles, and such directors so elected shall not be divided into classes pursuant to this Article IV~~.

A-2

APPENDIX B

DECLASSIFICATION AMENDMENT
(Proposed Amendment to Our Bylaws)
I. Proposed Amendment to Section 3.02 of Our Bylaws:

3.02
Number, Election and Term of Office. The number of directors of the Corporation shall be no less than three (3) and no greater than twelve (12) and may be fixed by resolution of the Board of Directors from time to time. ~~The directors shall be divided into three classes: Class I, Class II and Class III, each consisting, as nearly equal in number as possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. At the~~ Each director shall be elected at each annual meeting of shareholders ~~held during the year immediately following the year in which directors are initially elected as Class I directors, the terms of the initial Class I directors shall expire and a new Class I shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; at the annual meeting of shareholders held during the second year following the year in which directors are initially elected as Class II directors, the terms of the initial Class II directors shall expire and a new Class II shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; and at the annual meeting of shareholders held during the third year following the year in which directors are initially elected as Class III directors, the terms of the initial Class III directors shall expire and a new Class III shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the Class of directors whose term expires at such annual meeting of shareholders shall be elected for a three-year term. Each director serving as a Class I, Class II or Class III director~~ and shall hold office until the ~~expiration of the term for such Class as set forth in this Section 3.02~~ next annual meeting of shareholders and until such director’s successor is elected and qualified, or until the earlier death, resignation or removal of such director.

Except as provided in Section 3.04, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The number of directors may be increased or decreased from time to time as provided herein or by amendment to these Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. ~~In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director of the Class of which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, retirement, disqualification, removal from office or death, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible; provided, however, that any such additional directors elected by the Board of Directors shall serve only for a term expiring at the next meeting of the shareholders called for the purpose of electing directors.~~

B-1

~~Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.~~
II. Proposed Amendment to Section 3.04 of Our Bylaws:

3.04
Vacancies. All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section 3.04 shall hold office until the next election of ~~the Class for which such director shall have been chosen, and until such director’s successor is elected and qualified, or until the director’s earlier resignation, retirement, disqualification, removal from office or death; provided, however that a director chosen in accordance with this Section 3.04 to fill a newly-created directorship shall hold office only until the next election of directors by the~~ directors by shareholders and until such director’s successor is elected and qualified, or until ~~the~~ such director’s earlier death, resignation~~, retirement, disqualification,~~ or removal ~~from office or death~~. Even if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacant ~~office~~ directorship was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill ~~the~~ such vacancy.

B-2

APPENDIX C

OWNERSHIP/TRANSFER AMENDMENT

Proposed new Article IX of Our Articles of Incorporation:

ARTICLE IX
OWNERSHIP AND TRANSFER RESTRICTIONS

9.1    Restrictions on Ownership and Transfer.

(a)    Definitions. For purposes of this Article IX, the word “or” shall be inclusive and not exclusive and the following terms shall have the following meanings:

“Acquire” means the acquisition of Beneficial Ownership or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“Affiliate” means, as to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified.

“Beneficial Ownership” means ownership of Equity Shares by a Person whether the interest in such Equity Shares is held directly or indirectly (including, without limitation, by a nominee) and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person shall be deemed to be outstanding prior to conversion, exchange or exercise, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons.

“Beneficiary” means a beneficiary of the Trust as determined pursuant to Section 9.2(e).

“Business Day” has the meaning assigned to it in Section 3.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock Ownership Limit” means, with respect to the Common Stock, ownership of 9.9% or more (by value or number of shares, whichever is more restrictive) of an outstanding class or series Common Stock, subject to adjustment pursuant to Section 9.1(j) and to any other limitations contained in this Section 9.1.

“Constructive Ownership” means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly (including, without limitation, by a nominee), through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“Equity Shares” means shares of stock of the Corporation of any class or series, including Common Stock and Preferred Stock.

“Equity Share Ownership Limit” means, with respect to the Equity Shares: (i) the Common Stock Ownership Limit; (ii) the Preferred Stock Ownership Limit; or (iii) ownership of a combination of any class or series of Common Stock or Preferred Stock of 9.9% or more (by value or total number, whichever is more restrictive) of the outstanding Equity Shares, subject to adjustment pursuant to Section 9.1(j) and to any other limitations contained in this Section 9.1.

“Excepted Holder” means a Person for whom an Excepted Holder Limit is created by these Articles of Incorporation or by the Board of Directors pursuant to Section 9.1(i).

“Excepted Holder Limit” means, provided that the affected Excepted Holder agrees to comply with the requirements established by these Articles of Incorporation or by the Board of Directors pursuant to Section 9.1(i) and subject to adjustment pursuant to Section 9.1(i), the percentage limit established for an Excepted Holder by these Articles of Incorporation or by the Board of Directors pursuant to Section 9.1(i).

“Exchange Act” has the meaning assigned to it in Section 3.2.

“Initial Date” means the date on which these Articles of Incorporation are amended to include this Article IX; provided, however, that following any Restriction Termination Date that corresponds to the immediately preceding Initial Date, the term “Initial Date” means the date of public disclosure of a determination of the Board of Directors that: (i) it is in the best interests of the Corporation to attempt to qualify as, or to requalify as, a REIT; or (ii) compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership, Acquisitions or Transfers of Equity Shares set forth in these Articles of Incorporation is advisable in order for the Corporation to attempt to qualify as, or to requalify as, a REIT.

“IRS” means the Internal Revenue Service of the United States.

“Market Price” means, on any date, with respect to any class or series of outstanding Equity Shares, the average of the Closing Price for such Equity Shares for the five (5) consecutive Trading Days ending on such date. The “Closing Price” on any date means the last reported sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE MKT or, if such Equity Shares are not listed or admitted to trading on the NYSE MKT, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Directors or, in the event that no trading price is available for such Equity Shares, the fair market value of such Equity Shares as determined by the Board of Directors.

“NYSE MKT” means the NYSE MKT LLC or any successor stock exchange thereto.

“Person” means an individual (including, without limitation, any organization, trust, foundation and other entity that is considered or treated as an individual for the purposes of Section 542(a)(2) of the Code), corporation, partnership, estate, trust, association, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group, as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

“Preferred Stock Ownership Limit” means, with respect to the Preferred Stock, ownership of 9.9% or more (by value or number of shares, whichever is more restrictive) of an outstanding class or series of Preferred Stock, subject to adjustment pursuant to Section 9.1(j) and to any other limitations contained in this Section 9.1.

“Purported Beneficial Holder” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to Section 9.1(c), automatically converted to Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“Purported Beneficial Transferee” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition that results in Shares-in-Trust had been valid under Section 9.1(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“Purported Record Holder” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section 9.1(c), automatically converted to Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“Purported Record Transferee” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition that results in Shares-in-Trust had been valid under Section 9.1(b). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

“Restriction Termination Date” means the first day after the immediately preceding Initial Date on which the Board of Directors determines, in accordance with Section 9.1(l), that it is no longer in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as, a REIT, or that compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership, Acquisitions or Transfers of Equity Shares set forth in these Articles of Incorporation is no longer determined by the Board of Directors to be advisable for the Corporation.

“Shareholders” means the registered holders of the Equity Shares.

“Shares-in-Trust” means those shares into which Equity Shares are automatically converted as a result of a purported Transfer, Acquisition or other event or transaction, as described in Section 9.1(c).

“Trading Day” means: (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares is listed or admitted to trading is open for the transaction of business; or (ii) if the affected class or series of Equity Shares is not so listed or admitted to trading, any Business Day.

“Transfer” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including, without limitation: (i) the granting of any option (including, without limitation, any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares; or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“Trust” means a trust created pursuant to Section 9.2(a) hereof.

“Trustee” means the trustee of the Trust, as appointed by the Corporation or any successor trustee thereof, which Trustee shall not be an Affiliate of the Corporation or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee or the Purported Beneficial Transferee.

(b)    Ownership and Transfer Limitations.  At all times after the Initial Date prior to the Restriction Termination Date, notwithstanding any other provision of these Articles of Incorporation, but subject to the exercise of the Board of Directors’ discretion to establish an Excepted Holder Limit under the provisions of Section 9.1(i), and subject to Section 9.3:

(i)            no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Equity Share Ownership Limit, and no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder;

(ii)            no Person shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership would cause the Corporation to fail to qualify as a

REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year); and

(iii)           no Person shall Beneficially Own or Constructively Own Equity Shares that would cause the Corporation to otherwise fail to qualify as a REIT (including, without limitation, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

Subject to Section 9.3 and notwithstanding any other provisions of these Articles of Incorporation, at all times after the Initial Date and prior to the Restriction Termination Date, any Transfer, Acquisition or other event or transaction that, if effective, would result in the Equity Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(c)    Shares-in-Trust. Notwithstanding any other provision of these Articles of Incorporation, if at any time after the Initial Date and prior to the Restriction Termination Date, any Transfer, Acquisition or other event or transaction that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 9.1(b)(i), (ii) or (iii) above, then:

(i)            that number of Equity Shares that otherwise would cause such Person to violate Section 9.1(b)(i) or (iii) above (rounded up to the nearest whole share) shall be automatically converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto (except to the extent that Section 9.1 or Section 9.2 requires different terms), effective as of the close of business on the Business Day next preceding the date of such Transfer, Acquisition or other event or transaction, and such Purported Beneficial Transferee shall thereafter have no rights in such Equity Shares; and

(ii)            if, for any reason, the conversion into Shares-in-Trust described in Section 9.1(c)(i) is not automatically effective as provided therein to prevent any Person from Beneficially Owning or Constructively Owning Equity Shares in violation of Section 9.1(b)(i) or (iii) above, then the Transfer, Acquisition or other event or transaction with respect to that number of Equity Shares that otherwise would cause any Person to violate Section 9.1(b)(i), (ii) or (iii) shall, subject to Section 9.3, be void ab initio, and the Purported Beneficial Transferee shall acquire no rights in such Equity Shares.

(d)    Remedies for Breach. If the Board of Directors, a duly authorized committee thereof or other designee, if permitted by the Official Code of Georgia Annotated, shall at any time determine in good faith that a purported Transfer, Acquisition or other event or transaction has taken place in violation of Section 9.1(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of this Section 9.1 (whether or not such violation is intended), then the Board of Directors or a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event or transaction from occurring or otherwise being effective, including, without limitation, causing the Corporation to redeem Equity Shares, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, event or transaction in violation of Section 9.1(b) shall be void ab initio or automatically shall result in the conversion described in Section 9.1(c), as applicable, irrespective of any action (or inaction) by the Board of Directors or its designee.

(e)    Notice of Restricted Transfer. At all times after the Initial Date and prior to the Restriction Termination Date, any Person who Acquires or attempts to Acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 9.1(b) and any Person who Beneficially Owns or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in a conversion to Shares-in-Trust, pursuant to Section 9.1(c) or otherwise, shall immediately give written notice to the Corporation, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request.

(f)    Owners Required to Provide Information. At all times after the Initial Date and prior to the Restriction Termination Date:

(i)            Every Beneficial Owner or Constructive Owner of more than five percent (5%) (or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion) of the outstanding Equity Shares of any class or series shall annually, no later than thirty (30) days after the end of each taxable year, give written notice to the Corporation stating (1) the name and address of such Beneficial Owner or Constructive Owner; (2) the number of shares of each class or series of Equity Shares Beneficially Owned or Constructively Owned; and (3) a description of how such shares are held. Each such Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s ability to qualify as, or to continue to qualify as, a REIT and to ensure compliance with the Equity Share Ownership Limit and other restrictions set forth in these Articles of Incorporation.

(ii)            Each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the Shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request to determine the Corporation’s ability to qualify as, or to continue to qualify as, a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Equity Share Ownership Limit and other restrictions set forth in these Articles of Incorporation.

(g)    Remedies Not Limited. Subject to Section 9.3 and Section 9.1(l), nothing contained in this Article IX shall limit the scope or application of the provisions of this Section 9.1, the ability of the Corporation to implement or enforce compliance with the terms of this Section 9.1 or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its Shareholders by preserving the Corporation’s ability to qualify as, or to continue to qualify as, a REIT and to ensure compliance with the Equity Ownership Limit for any class or series (or combination thereof) of Equity Shares and other restrictions set forth in this Section 9.1, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.  For the avoidance of doubt, the Corporation is specifically authorized to seek equitable relief, including, without limitation, injunctive relief, to enforce the provisions of Section 9.1 and Section 9.2.

(h)    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9.1, including, without limitation, any definition contained in Section 9.1(a) or elsewhere in these Articles of Incorporation, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 9.1 with respect to any situation based on the facts known to it. In the event Section 9.1 or Section 9.2 requires an action by the Board of Directors and these Articles of Incorporation fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the purposes and intents set forth in these Articles of Incorporation. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9.1) acquired Beneficial Ownership or Constructive Ownership of Equity Shares in violation of Section 9.1, such remedies (as applicable) shall apply first to the Equity Shares that, but for such remedies, would have been actually owned by such Person, and second to Equity Shares that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares based upon the relative number of the Equity Shares held by each such Person.

(i)    Waivers by Board of Directors. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer that results or would result in the intended transferee having Beneficial Ownership or Constructive Ownership of Equity Shares in excess of the Equity Share Ownership Limit, the Board of Directors may, prospectively or retroactively, upon receipt of evidence that the Board of Directors deems to be satisfactory, in its sole discretion, determine that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT, and create an Excepted Holder Limit with respect to such transferee upon such conditions as the Board of Directors may determine, in its sole discretion.  Subject to Sections 9.1(b)(ii) and (iii), and without any action by the Board of Directors pursuant to this Section 9.1(i) or any other provisions of these Articles of Incorporation, an underwriter that participates in a public offering or private placement of Equity Shares, or Person acting in a similar capacity with respect to a financing involving Equity Shares, may Beneficially Own or Constructively Own Equity Shares in excess of the Equity Share Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or similar financing.

(j)    Increase in Common or Preferred Stock Ownership Limit. Subject to the limitations contained in Section 9.1(k), the Board of Directors may from time to time increase the Equity Share Ownership Limit (or separately increase the Common Stock Ownership Limit or the Preferred Stock Ownership Limit) for one or more Persons or decrease the Equity Share Ownership Limit (or separately decrease the Common Stock Ownership Limit or the Preferred Stock Ownership Limit) for one or more Persons; provided, however, that a decrease in Equity Share Ownership Limit (or separate decrease in Common Stock Ownership Limit or Preferred Stock Ownership Limit) will not be effective for any Person whose percentage ownership of Equity Shares is in excess of such decreased Equity Share Ownership Limit (or separately decreased Common Stock Ownership Limit or Preferred Stock Ownership Limit), as appropriate, until such time as such Person’s percentage of the subject Equity Shares equals or falls below the decreased Equity Share Ownership Limit (or separately decreased Common Stock Ownership Limit or Preferred Stock Ownership Limit), but until such time as such Person’s percentage of the subject Equity Shares falls below such decreased Equity Share Ownership Limit (or separately decreased Common Stock Ownership Limit or Preferred Stock Ownership Limit), any further acquisition of Equity Shares will be in violation of the Equity Share Ownership Limit (including, without limitation, any separate Common Stock Ownership Limit or Preferred Stock Ownership Limit); and provided further, that the increased Equity Share Ownership Limit (or separately increased Common Stock Ownership Limit or Preferred Stock Ownership Limit) being granted to one or more new Persons does not or will not violate the “closely held” provisions of Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT.  Any decreases in the Equity Share Ownership Limit (or separate decreases in Common Stock Ownership Limit or Preferred Stock Ownership Limit) generally shall be made to ensure the Corporation’s ability to qualify as, or to continue to qualify as, a REIT, as determined by the Board of Directors in its sole discretion.

(k)    Limitations on Modifications.

(i)            The Equity Share Ownership Limit (including, without limitation, the Common Stock Ownership Limit or the Preferred Stock Ownership Limit) for a class or series of Equity Shares may not be increased and no additional Excepted Holder Limitations may be created if, after giving effect to such increase or creation, the Corporation would be “closely held” within the meaning of Section 856(h) of the Code.

(ii)            Prior to any granting of or modification to the Equity Share Ownership Limit (including the Common Stock Ownership Limit or the Preferred Stock Ownership Limit) for any Person, whether or not an Excepted Holder, the Board of Directors may, in its sole and absolute discretion, require such opinions of counsel, IRS rulings, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in each case in form and substance satisfactory to the Board of Directors, to determine or ensure the Corporation’s ability to qualify as, or to continue to qualify as, a REIT; provided, however that the Board of Directors shall not be obligated to require any such favorable ruling, opinion, affidavit, undertaking or agreement in order to create an Excepted Holder Limit.

(l)    Qualification/Status as a REIT. If the Corporation elects to qualify for federal income tax treatment as a REIT under Sections 856−860 of the Code, then the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the qualification of the Corporation as a REIT. In addition and notwithstanding any other provisions of these Articles of Incorporation: (i) if a majority of the Board of Directors determines at any time that it is no longer in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as, a REIT, then the Board of Directors may cease efforts to so qualify or may revoke or otherwise terminate the Corporation’s REIT election, as applicable; and (ii) the Board of Directors may also determine in its sole judgment and discretion that compliance with any or all of the restrictions and limitations on Beneficial Ownership, Constructive Ownership, Acquisitions or Transfers of Equity Shares set forth in these Articles of Incorporation is no longer advisable for the Corporation.

9.2    Shares-In-Trust.

(a)    Ownership in Trust. Upon any purported Transfer or Acquisition or other event or transaction described in Section 9.1(b) that results in Shares-in-Trust pursuant to Section 9.1(c), such Shares-in-Trust shall be deemed to have been Transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding Equity Shares of the Corporation. Notwithstanding any other provisions of these Articles of Incorporation, the Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as specifically provided in this Section 9.2.

(b)    Distribution Rights. Shares-in-Trust shall be entitled to the same rights and privileges with respect to dividends and distributions as all other Equity Shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. Any dividend or distribution with a record date on or after the date that Equity Shares have been converted to Shares-in-Trust paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or distribution declared on such Equity Shares but unpaid shall be paid to the Trust, in each case for the benefit of the Beneficiary. The Corporation shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee or Purported Record Holder, including, without limitation, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends or distributions so received or withheld, as the case may be.

(c)    Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other similar distribution of the assets of the Corporation, each holder of Shares-in-Trust resulting from the conversion of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the conversion of Equity Shares of such class or series together with each holder of Equity Shares of such class or series, that portion of the remaining assets of the Corporation, as are due to holders of Preferred Stock of such class or series or available for distribution to the holders of Common Stock of such class or series, as applicable. The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 9.2(c) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such Transfer). Any remaining amounts shall be distributed to the Beneficiary.

(d)    Voting Rights. Notwithstanding any other provision of these Articles of Incorporation: (i) Shares-in-Trust shall not have any voting rights; and (ii) neither the Purported Record Transferee nor the Purported Record Holder shall be entitled to vote Shares-in-Trust.  Notwithstanding the provisions of Section 9.1 or Section 9.2, until the Corporation has received notification that the Equity Shares have been converted into Shares-in-Trust, the Corporation shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

(e)    Restrictions on Transfer; Designation of Beneficiary; Sales of Shares-In-Trust.

(i)   Notwithstanding any other provision of these Articles of Incorporation and except as otherwise described in this Section 9.2(e), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations described in Code Section 501(c)(3) (but not including any private foundation as defined in Code Section 509(a)), Code Section 170(b)(1)(A) or Code Section 170(c)(2) named by the Corporation within five (5) days after the Trust is established. However, for purposes of sales by the Trustee as set forth in this Section 9.2(e), the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust, provided that the transferee (1) purchases such Equity Shares for valuable consideration and (2) acquires such Equity Shares without such acquisition resulting in another automatic conversion of Equity Shares into Shares-in-Trust. If the Corporation does not purchase the Shares-in-Trust pursuant to this Section 9.2(e), then the Trustee shall (A) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee described above, (B) cause to be recorded on the books of the Corporation that the permitted transferee is the holder of record of such number of Equity Shares, and (C) cause the Shares-in-Trust to be canceled.

(ii)   In the event of a sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (1) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (2) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five (5) Business Days after the closing of such sale transaction.

(iii)          All Shares-in-Trust will be deemed to have been offered for sale to the Corporation, or its designee, and the Corporation will have the right to accept such offer for a period of twenty (20) days after the later of (1) the date of the purported Transfer or Acquisition or other event or transaction described in Section 9.1(b) that results in such Shares-in-Trust, as set forth in a notice received by the Corporation pursuant to Section 9.1(e) and (2) if no such notice is received by the Corporation, the date the Corporation determines in good faith that a purported Transfer or Acquisition or other event or transaction described in Section 9.1(b) that results in such Shares-in-Trust occurred. If the Corporation accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of: (A) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise), or (B) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation may reduce the amount payable in connection with the purchase of such Shares-in-Trust by the amount of any dividends and other distributions that have been paid to the Purported Record Transferee or the Purported Record Holder and are owed by the Purported Record Transferee or the Purported Record Holder to the Trustee pursuant to Section 9.2(b).  The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Beneficiary.

(iv)          Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

9.3    Settlements. Nothing in Section 9.1 or Section 9.2 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the NYSE MKT or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Section 9.1 or Section 9.2, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in such Sections.

9.4    Severability. If any provision of Section 9.1 or Section 9.2 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 9.1 or Section 9.2 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

9.5    Waiver. The Corporation shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of Section 9.1 or Section 9.2 if the Corporation determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the Corporation’s ability to qualify as, or to continue to qualify as, a REIT.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right under this Section 9.5 shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076
PROXY
(Common Stock)
THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 2015
The undersigned shareholder of AdCare Health Systems, Inc. (the “Company”) hereby constitutes and appoints William McBride, III and Allan J. Rimland, and each of them individually, each with full power of substitution and resubstitution, to vote the number of shares of the Company’s common stock which the undersigned would be entitled to vote if personally present at the Company’s 2015 Annual Meeting of Shareholders to be held on Thursday, December 10, 2015, at our corporate office located at 1145 Hembree Road, Roswell, Georgia, at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, upon the proposals described in the Notice of 2015 Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”), the receipt of which is acknowledged, in the manner specified below. The above-named proxies of the undersigned are further authorized and directed to vote, in their discretion, on any adjournment or postponement of the Annual Meeting and on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors recommends you vote “FOR” Proposals 1, 2, 3, 4 and 5.

1.
To elect the five director nominees listed below to serve in the classes and for the terms described below and until their successors are duly elected and qualified, or until their earlier death, resignation or removal (“Proposal 1”).

	01 – William McBride, III Class I (Term Expiring 2017 Annual Meeting of Shareholders)		For ☐	Withhold ☐
	02 – Thomas W. Knaup Class II (Term Expiring 2018 Annual Meeting of Shareholders)		For ☐	Withhold ☐
	03 – David A. Tenwick Class II (Term Expiring 2018 Annual Meeting of Shareholders)		For ☐	Withhold ☐
	04 – Brent Morrison Class III (Term Expiring 2016 Annual Meeting of Shareholders)		For ☐	Withhold ☐
	05 – Allan J. Rimland Class III (Term Expiring 2016 Annual Meeting of Shareholders)		For ☐	Withhold ☐

2.	To amend the Company’s Articles of Incorporation and Bylaws to declassify the Board of Directors (“Proposal 2”).	For ☐	Against ☐	Abstain ☐
3.	To amend the Company’s Articles of Incorporation to impose ownership and transfer restrictions with respect to the Company’s stock (“Proposal 3”).	For ☐	Against ☐	Abstain ☐

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 (“Proposal 4”).	For ☐	Against ☐	Abstain ☐

5.
To approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3, each as identified and described in the Proxy Statement (“Proposal 5”).
		For ☐	Against ☐	Abstain ☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted “FOR” the election of the director nominees named in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5, and in the discretion of the proxies as to any other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian or attorney, please give full title. Joint owners should each sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Print Name(s):

Signature:

Signature If
Held Jointly:

Dated:        , 2015

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

PROXY
(10.875% Series A Cumulative Redeemable Preferred Shares)

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 2015

The undersigned shareholder of AdCare Health Systems, Inc. (the “Company”) hereby constitutes and appoints William McBride, III and Allan J. Rimland, and each of them individually, each with full power of substitution and resubstitution, to vote the number of shares of the Company’s 10.875% Series A Cumulative Redeemable Preferred Shares which the undersigned would be entitled to vote if personally present at the Company’s 2015 Annual Meeting of Shareholders to be held on Thursday, December 10, 2015, at our corporate office located at 1145 Hembree Road, Roswell, Georgia, at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, upon the proposals described in the Notice of 2015 Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”), the receipt of which is acknowledged, in the manner specified below. The above-named proxies of the undersigned are further authorized and directed to vote, in their discretion, on any adjournment or postponement of the Annual Meeting and on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote “FOR” Proposals 3 and 5.

3.	To amend the Company’s Articles of Incorporation to impose ownership and transfer restrictions with respect to the Company’s stock (“Proposal 3”).	For ☐	Against ☐	Abstain ☐

5.
To approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3, each as identified and described in the Proxy Statement (“Proposal 5”).
		For ☐	Against ☐	Abstain ☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted “FOR” Proposals 3 and 5, and in the discretion of the proxies as to any other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian or attorney, please give full title. Joint owners should each sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Print Name(s):

Signature:

Signature If
Held Jointly:

Dated:        , 2015